EXECUTION VERSION CH\2041570.2 SUPPLY AGREEMENT This Supply Agreement (this “Agreement”) is made as of this 3rd day of November, 2014 (the “Effective Date”), by and between GATX Corporation, a corporation organized under the laws of the State of New York (“Buyer”), and Trinity Rail Group, LLC, a limited liability company organized under the laws of the State of Delaware (“Seller”) (collectively, the “Parties” and individually, a “Party”). In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows: 1. TERM. Except to the extent earlier terminated pursuant to the terms hereof, the term of this Agreement shall commence on the Effective Date and end on March 13, 2020; provided, that if Seller has not Delivered (as hereinafter defined) all of the Railcars (as hereinafter defined) ordered by Buyer hereunder on or before such end date, this Agreement shall expire on the date the last Railcar is Delivered (the “Term”). 2. PURCHASE COMMITMENT AND QUANTITY. Except to the extent earlier terminated pursuant to the terms hereof, (i) Buyer hereby commits to purchase during the Term a total of eight thousand nine hundred fifty (8,950) Railcars (the “Base Order Quantity”) and to submit to Seller, pursuant to the terms of this Agreement, Buyer’s purchase orders to fulfill such commitment, and (ii) Seller agrees to manufacture, sell and Deliver to Buyer during the Term the 8,950 Railcars as ordered by Buyer. Notwithstanding anything to the contrary contained herein, Buyer shall not be required to purchase, and Seller shall not be required to manufacture, sell and Deliver, any Railcars in excess of the Base Order Quantity under the terms of this Agreement. 3. RAILCARS AVAILABLE FOR PURCHASE. 3.1. Except to the extent later removed from Exhibits A, B or C pursuant to Section 3.5, Seller shall make available for sale, and Buyer shall purchase, Railcars consisting of one or more of (i) the types of Railcar listed in Exhibits A, B, and C (the “Railcar Types”) as of the Effective Date; (ii) the Modified Railcars (including those Railcars and Railcar Types treated as a Modified Railcar under Section 3.4); and (iii) those railcars and railcar types, if any, that are added to Exhibits A, B, or C after the Effective Date in accordance with Sections 3.3 or 3.4, or by mutual written agreement of the Parties (collectively, “Railcars” and individually, a “Railcar”). For the avoidance of doubt, each unit within an articulated or drawbar-coupled string of railcars shall be considered a single Railcar for all purposes hereunder.

2 CH\2041570.2 3.2. Buyer may purchase from Seller hereunder, Railcar Types (i) that, on or after the Effective Date, [*****]1 (each of the foregoing described in clauses (i) and (ii) above, individually, a “Modified Railcar” and collectively, “Modified Railcars”), and Exhibit A, B, and/or C, respectively, shall be amended without further action by the Parties to include each such Modified Railcar. [*****] 3.3. Buyer may not purchase “Excluded Railcars” as defined in this Section 3.3. “Excluded Railcars” are (i) railcars or railcar types that are not listed on Exhibits A, B, or C; (ii) railcars and railcar types [*****] (each of the foregoing described in clause (ii) above, individually, a “Developed Railcar” and collectively, “Developed Railcars”); or [*****]. [*****], then, in any such case, such Excluded Railcar shall thereafter constitute a Railcar which Buyer may purchase from Seller and Exhibit A, B or C (as applicable) shall be amended without further action by the Parties to include such Excluded Railcar (except, in the case of clause (y) above, to the extent prohibited under a written agreement between Seller and the Third Party that had previously been the exclusive purchaser of such Excluded Railcar); [*****]. 3.4. If a Railcar and/or Railcar Type meet the definition of a Developed Railcar set out in Section 3.3 as well as the definition of a Modified Railcar set out in Section 3.2, the Railcar shall be a Developed Railcar for all purposes under this Agreement. 3.5. Once a Railcar is included on Exhibit A, B or C, Buyer may submit an Order for such Railcar from Seller hereunder until such time that the Parties mutually agree to remove such Railcar from such Exhibit. 3.6. For purposes of this Agreement: 3.6.1. “Third Party” shall mean any Person that is not a (i) Party to this Agreement or (ii) an Affiliate (as hereinafter defined) of a Party to this Agreement; 3.6.2. “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by, or under common control with the first Person. 3.6.3. “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of a Person, whether through the ownership of at least 51% of the voting securities, by contract or otherwise; and 1 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3 CH\2041570.2 3.6.4. “Person” shall mean an individual, partnership, limited partnership, limited liability company, trust, business trust, estate, corporation, custodian, trustee, executor, administrator, nominee, business trust, registered limited liability partnership, association, government, governmental subdivision, governmental agency, governmental instrumentality and any other legal or commercial entity in its own or in a representative capacity. 4. SPECIFICATION. 4.1. With respect to each Railcar Type set forth on Exhibits A, B, and C as of the Effective Date, including a Railcar Type added pursuant to Section 3 hereof or by mutual agreement of the Parties after the Effective Date, the applicable Railcar “Specification” shall consist of (i) Seller’s then-current standard specification as of the date of the applicable Seller’s Order Confirmation (as hereinafter defined) for such Railcar as designated by the applicable “Seller Spec. No.” (hereinafter referred to as “Seller Specification”), (ii) any materials, parts, Components, or railcar configuration alternatives requested by Buyer (subject to Seller’s consent, such consent not to be unreasonably withheld or delayed) specified in the applicable Seller’s Order Confirmation (“Alternates”) and (iii) as subsequently modified after the date of Seller’s Order Confirmation in any Change Orders (as defined in Section 9.8), if applicable. The Seller Specification shall not provide for, and Seller may not use, non-new parts (other than non-new Buyer-Supplied Components) on Railcars manufactured for Buyer hereunder without Buyer’s prior written consent. 4.2. As of the Effective Date, Seller has provided a copy of the Seller Specification for each Railcar Type set forth on Exhibits A, B, and C to Buyer (and, in the case of Railcar Types added to Exhibits A, B, or C after the Effective Date, a copy will be promptly provided to Buyer after such Railcar Type is added to the applicable Exhibit). Seller may reasonably modify the Seller Specification from time to time during Term, which updates to the Seller Specification shall be identifiable by revision date and version number and copies of which will be made available to Buyer upon Buyer’s written request. Notwithstanding the foregoing, at least sixty (60) days prior to implementation, Seller shall notify Buyer in writing and provide a copy of any updated Seller Specification that would reasonably be considered a significant or material change to such Seller Specification, e.g., structural changes to the Railcar Type, changes in Component manufacturer, make or model, and changes to safety systems. 5. RAILCAR PRICING. 5.1. Pricing for Railcars Listed on Exhibit A. 5.1.1. Buyer’s Estimated Base Sales Price and Seller’s Order Confirmation Price for Railcars listed on Exhibit A. The “Buyer’s Estimated Base Sales Price” for Railcars listed on Exhibit A shall be calculated by

4 CH\2041570.2 [*****]. “Seller’s Order Confirmation Price” for Railcars listed on Exhibit A shall equal [*****]2. 5.1.2. Invoice Price for Railcars on Exhibit A. Seller’s “Invoice Price” for a Railcar listed on Exhibit A shall be [*****]. 5.1.3. [*****] 5.2. Pricing for Railcars Listed on Exhibits B and C. 5.2.1. Buyer’s Price for Railcars Listed on Exhibits B and C. “Seller’s Order Confirmation Price” for Railcars listed on Exhibits B or C shall be [*****]. 5.2.2. [*****]. 5.2.3. Invoice Prices for Railcars on Exhibits B and C. The “Invoice Price” for a Railcar listed on Exhibits B or C shall be equal to [*****]. 5.2.4. [*****]. 5.2.5. [*****] 5.3. Pricing Examples. The Parties agree that the pricing examples dated as of the Effective Date and initialed by the Parties reflect the methodology by which calculations shall be made for Railcar pricing pursuant to Sections 5 and 6 hereunder. 5.4. Review of Margin Schedule. During the period of January 1, 2017 through January 31, 2017, either Party may deliver a written notice (a “Review Notice”) to the other Party requesting a meeting if it believes that the pricing in the Margin Schedule is not reflective of then-current market pricing. Upon the other Party’s receipt of the Review Notice, the Parties shall (a) schedule a meeting to occur no later than ten (10) business days after the date of such notice, and (b) work in good faith to agree on a revised Margin Schedule reflective of then- current market pricing, with the understanding that such revised pricing should reflect an appropriate discount to the then-current pricing that Seller offers to its best customers. If, within thirty (30) days of the date of the Review Notice, the Parties have not agreed (a) on a revised Margin Schedule or (b) that the Margin Schedule does not need to be revised, then either Party may, at its sole option, give irrevocable written notice of its intention to terminate the Agreement (an “Intent to Terminate Notice”). The Agreement shall automatically terminate thirty (30) days after the date of such notice, except that the Parties’ obligations 2 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5 CH\2041570.2 shall survive with respect to (x) all Scheduled Cars with Allocated Production Slots scheduled to Deliver on or before December 31, 2017, and (y) all Unscheduled Cars for which Buyer had submitted an Order as of the date of the Intent to Terminate Notice, unless the Party receiving such Intent to Terminate Notice agrees in writing before the effective date of such termination to revise the Margin Schedule as follows: 5.4.1. If Buyer is the recipient of the Intent to Terminate Notice, Buyer must agree in writing to increase each of the Margins set forth in the Margin Schedule by [*****]3 for all tank cars on Exhibit A ordered as (A) Scheduled Cars with Allocated Production Slots scheduled to Deliver on or after January 1, 2018, and (B) Unscheduled Cars for which the date of the applicable Order is on or after the effective date of such increase of the Margins; or 5.4.2. If Seller is the recipient of the Intent to Terminate Notice, Seller must agree in writing to decrease each of the Margins set forth in the Margin Schedule by [*****] for all tank cars on Exhibit A ordered as (A) Scheduled Cars with Allocated Production Slots scheduled to Deliver on or after January 1, 2018, and (B) Unscheduled Cars for which the date of the applicable Order is on or after the effective date of such decrease of the Margins; or 5.4.3. Irrespective of which Party is the recipient of the Intent to Terminate Notice, the Parties mutually agree in writing to revise the Margin Schedule. 5.4.4. For clarity and by means of example only, if one of the Margins was equal to twenty percent (20%) before Seller’s receipt of an Intent to Terminate Notice, and Seller agreed to decrease the Margins by [*****] pursuant to Section 5.4.2 above, the resulting Margin in this example would be [*****]. Similarly, if Buyer received an Intent to Terminate Notice, and Buyer agreed to increase the Margins by [*****] pursuant to Section 5.4.1 above, the resulting Margin in this example would be [*****]. 6. SELLER’S STANDARD MANUFACTURING COST. 6.1. Except as otherwise expressly provided herein, all calculations of Seller’s Standard Manufacturing Cost (as defined below) shall conform to and be made using Seller’s Cost Accounting Policy and Procedure, dated and current as of the Effective Date and initialed by the Parties (“Seller’s Costing Policy”). 6.1.1. Seller may modify Seller’s Costing Policy to the extent necessary to comply with any changes in U.S. generally accepted accounting procedures (GAAP), international financial reporting standards (IFRS) or other applicable accounting regulatory mandates. 3 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6 CH\2041570.2 6.1.2. [*****]4. 6.1.3. Following any modifications to Seller’s Costing Policy pursuant to Section 6.1.1, [*****], Seller shall promptly provide an updated copy (which shall indicate the date of most recent revision) of Seller’s Costing Policy to Buyer, which shall be initialed by the Parties and replace the prior version of Seller’s Costing Policy as of the date of such revision without further action of the Parties. 6.1.4. Notwithstanding anything to the contrary contained in Seller’s Costing Policy, in the event of any conflicts between this Agreement and the Seller’s Costing Policy, the terms of this Agreement shall control. 6.2. “Seller’s Standard Manufacturing Cost” means, with respect to any Railcar, an amount equal to [*****] for such Railcar. 6.3. [*****]. “Components” means, for all Railcars, wheels, axles, sideframes, bolsters, couplers, draft gear, air brake equipment, bearings and yokes and, as applicable for certain Railcar Types, heads, nozzles, valves, fittings, gates, hatches and doors. [*****]. 7. THIRD PARTY REVIEW. Seller’s compliance with Sections 5 and 6 of this Agreement is subject to Third Party review (“Third Party Review”), and the terms and conditions of such Third Party Review are set forth on Exhibit G attached hereto. 8. [*****]. 9. ORDERS. 9.1. Order Quantities. 9.1.1. “Order Year” means from March 14, 2016 through March 13, 2017 for the first Order Year, and thereafter each following period of twelve (12) consecutive months. 9.1.2. Buyer shall place orders for tank cars from Exhibit A that will be scheduled to deliver at the rate of 150 tank cars per month between the months of August 2016 through December 2019, inclusive (the “Monthly Order Quantity”) for a total of 6,150 tank cars (“Scheduled Cars”). 4 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7 CH\2041570.2 9.1.3. During each Order Year, Buyer will order 700 Railcars, which can be a mix of either tank cars or freight cars from Exhibits A, B, and C for a total of 2,800 Railcars (“Unscheduled Cars”). 9.2. Production Slot Allocation for Scheduled Cars. Seller shall schedule [*****]5production slots in each month for the months of August 2016 through December 2019, inclusive, for Scheduled Cars (“Allocated Production Slots”). Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Seller will have no obligation to schedule more than [*****] Allocated Production Slots in any one month during the Term. For the avoidance of doubt, accepted Orders for Unscheduled Cars are not eligible for Allocated Production Slots and shall not impact the scheduling or Delivery of Scheduled Cars in accordance with Section 9.6.1. 9.3. Unscheduled Cars. Buyer’s Order(s) accepted by Seller’s Order Confirmation for Unscheduled Cars will be placed in the next available production slot in Seller’s then current backlog. Buyer’s obligation to order the [*****] per Order Year is firm and the duration of Seller’s railcar backlog and the effect such backlog has on Delivery of Unscheduled Cars shall not permit Buyer to avoid placing its required Order per Order Year for Unscheduled Cars. [*****]. 9.4. Monthly Price Lists; Pricing Proposals. At the beginning of each Order Year, Seller and Buyer shall mutually agree to a list totaling [*****] Railcars from Exhibits A, B and C for which Seller shall provide Buyer with monthly updates, as to Exhibit A Railcars, to Buyer’s Estimated Base Sales Price(s), and as to Exhibit B and C Railcars, to the [*****] for such Railcars under then-current market conditions, during the Order Year (the “Monthly Price List”). In the event a Railcar is not listed on the Monthly Price List, upon Buyer’s written request, Seller shall provide Buyer with a written pricing proposal for the requested Railcars within ten (10) business days following such request, which pricing proposal shall be consistent with the terms of this Agreement. 9.5. Order Form. Each order submitted by Buyer shall be in the form set forth on Exhibit E attached hereto and shall be subject to the terms and conditions of this Agreement (“Order”). Each Order shall specify (i) the Railcar Type; (ii) the quantity of Railcars for each Railcar Type; (iii) any Alternates for the Railcars ordered; (iv) any new Buyer-Supplied Components that Buyer will be providing; (v) any non-new Buyer-Supplied Components that Buyer will be providing; and (vi) the price agreed upon by the Parties pursuant to Section 5.2.1 for the Railcar(s) ordered. Subject to Seller’s rights of rejection under Section 9.7, upon Seller’s reasonable written request, Buyer will correct any Order that does not conform to the form set forth on Exhibit E. 5 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8 CH\2041570.2 9.6. Order Placement. 9.6.1. Orders for Scheduled Cars must be placed by Buyer [*****]6 prior to their Allocated Production Slots by delivering each such Order per the instructions on the Order form. [*****]. Unless otherwise agreed by the Parties, such Orders for Scheduled Cars shall be (i) filled in the order in which they were placed, and (ii) Delivered by Seller within the final month of the applicable Scheduled Car Lead Times. Seller shall Deliver at least [*****]. If Buyer fails to place one or more Orders for all or any portion of the Scheduled Cars within the Scheduled Car Lead Times, Seller shall place the Order(s) for Buyer consistent with Buyer’s default instructions for orders of Scheduled Cars (“Default Scheduled Car Order Instructions”) set forth on Exhibit K hereto; which Exhibit shall identify specific Railcar(s). Subject to Section 9.7 (unless otherwise agreed by the Parties), Buyer may update the Default Scheduled Car Order Instructions at any time by delivery of written notice to Seller, provided each such update identifies specific Railcars, in which case Exhibit K shall be amended without further action by the Parties to include such updated Default Scheduled Car Order Instructions in Exhibit K and such update shall be effective for all Orders following each such update. 9.6.2. Orders for Railcars on Exhibits B and C that constitute Unscheduled Cars (“Exhibit B and C Unscheduled Cars”) will be placed by Buyer from time to time by delivering each such Order per the instructions on the Order form. In accordance with the procedures set forth in Section 9.6.3, such Exhibit B and C Unscheduled Cars shall be added to Seller’s next available production slots and added to Buyer’s Delivery Schedule. [*****]. If Buyer fails to place one or more Orders for all or any portion of the Order Year Unscheduled Cars requirement by the first day of the last month of an Order Year, Seller shall place the Order for Buyer with Buyer’s default instructions for orders of Unscheduled Cars (“Default Unscheduled Car Order Instructions”) set forth on Exhibit K hereto; which Exhibit shall identify specific Railcar(s), and unless otherwise agreed by the Parties, shall consist of Railcar(s) from Exhibit A only. Subject to Section 9.7 (unless otherwise agreed by the Parties), Buyer may update the Default Unscheduled Car Order Instructions at any time by delivery of written notice to Seller, provided each such update identifies specific Railcar(s), in which case Exhibit K shall be amended without further action by the Parties to include such updated Default Unscheduled Car Order Instructions in Exhibit K and such update shall be effective for all Orders following each such update. 6 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9 CH\2041570.2 9.6.3. Within five (5) business days after Seller’s receipt of an Order, and provided Seller has not rejected the Order pursuant to Section 9.7, Seller shall provide Buyer with an order confirmation, substantially in the form of Exhibit L and in accordance with the terms hereof, confirming (i) the Seller’s Order Confirmation Price for Railcars on Exhibits A, B, or C and (ii) the month the Railcars will commence Delivery (the “Seller’s Order Confirmation”). Within ten (10) business days of Seller’s issuance of an Order Confirmation, Seller shall add Buyer’s Order to the Buyer Delivery schedule (the “Buyer’s Delivery Schedule”) indicating the quantity of Railcars to be Delivered each month (the “Committed Delivery Month”), a copy of which shall be promptly provided to Buyer. Within sixty (60) days of the first Railcar Delivery in a Committed Delivery Month, Seller shall update Buyer’s Delivery Schedule to reflect the week in which such Railcar will be Delivered (the “Committed Delivery Date”), a copy of which update shall be promptly provided to Buyer. Any change to Buyer’s Delivery Schedule shall require the written agreement of both Buyer and Seller. 9.6.4. Each Order for Railcars that (i) complies with this Section 9, (ii) has been delivered to Seller in accordance with this Section 9, and (iii) which has not been rejected by Seller within five (5) business days of its placement pursuant to Section 9.7, shall be deemed to have been accepted by Seller and shall represent a firm commitment by Seller to manufacture, sell, and Deliver, and for Buyer to purchase and take Delivery of, the Railcars specified in such Order in accordance herewith, regardless of whether Seller has complied with its obligation to return a signed Order Confirmation to Buyer in the time specified under Section 9.6.3. 9.6.5. Except to the extent the Parties otherwise mutually agree in a writing signed by an officer of each Party, if any term or condition in Buyer’s Order, Seller’s Order Confirmation, or other documentation by or from either Party relating to the subject matter of the Order or of this Agreement conflicts with or adds to or supplements a term or condition of this Agreement, the terms or conditions of this Agreement shall control and the conflicting, additional or supplemental term or condition, as the case may be, shall be without force or effect with respect to such subject matter or Order. 9.7. Seller Order Rejection. In the event that Seller does not have a production line operating to produce Unscheduled Railcars on Exhibits B or C ordered by Buyer, Seller shall notify Buyer within five (5) business days following receipt of such Order that it cannot manufacture such Railcars, in which case Buyer shall place its Order for different Railcars to replace such Railcars that Seller cannot

10 CH\2041570.2 manufacture. Notwithstanding anything to the contrary in this Agreement, Seller shall ensure that, during the Term of this Agreement, [*****]7. 9.8. Change Order. Once a Seller’s Order Confirmation has been issued to Buyer, Buyer may request in writing a change in an Order specifying the particular Railcars that are subject to Buyer’s request and the requested change. Within ten (10) business days following receipt of such request, Seller shall provide Buyer with a Change Order quote (“Change Order Quote”) comprised of (i) any change to the Buyer’s Delivery Schedule and (ii) any price adjustment for the Change Order Request. If Buyer accepts Seller’s Change Order Quote, Buyer shall issue a confirming change Order (“Change Order”) to Seller within five (5) business days after receipt of the Change Order Quote. If Seller does not receive a timely Change Order from Buyer accepting Seller’s Change Order Quote, Buyer’s Order will not be modified, and the affected Railcars shall be built in accordance with the original Specification and subject to the original Seller Order Confirmation Price. 9.9. Regulation-Mandated Changes. Seller will promptly notify Buyer of any changes or additions to the Seller Specification mandated by changes in the Regulations and provide to Buyer a copy of any such updated or additional Seller Specification. Any such changes or additions to the Specification that arise between the date of the Seller’s Order Confirmation for a Railcar and the date of Delivery for such Railcar shall be treated as a Change Order in accordance with the procedures set forth in Section 9.8. 9.10. Lead Time Estimates. Upon Buyer’s reasonable written request, Seller shall provide Buyer with its then-current estimate of the next available delivery dates for a Railcar Type as of the date of such request. 10. DELIVERY AND SHIPMENT. 10.1. Delivery and Title. 10.1.1. Unless otherwise agreed to in writing and signed by both Seller and Buyer, “Delivery” (including the terms “Deliver” and “Delivered”) of the Railcars shall be defined as (i) in the case of Railcars manufactured in the United States, actual delivery of such Railcars, F.O.B. Seller’s plant or (ii) in the case of Railcars manufactured in Mexico, actual delivery of such Railcars, F.O.B. site on the United States side of the border at a site to be mutually agreed between Buyer and Seller or, if no agreement has been reached by the time such Railcar is ready for Delivery, at a site on the United States side of the border determined by Seller. Unless otherwise agreed to in writing and 7 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

11 CH\2041570.2 signed by both Seller and Buyer, Buyer agrees to Delivery of all or any number of the Railcars as they are accepted pursuant to Section 11.1. 10.1.2. Subject to Section 10.1.3 below, exclusive ownership, rights of possession and control, and risk of loss to each Railcar manufactured by Seller, whether in the United States or Mexico, will pass to Buyer at the time of Delivery of such Railcar. 10.1.3. Unless otherwise agreed to in writing and signed by both Seller and Buyer, with respect to Railcars manufactured in Mexico, the acceptance of such Railcars pursuant to Section 11.1 (i) represents Buyer’s authorization for Seller to ship such Railcars to Buyer for Delivery, and (ii) shall not transfer title or risk of loss of such Railcars until they have been Delivered by Seller to Buyer at the F.O.B. site on the United States side of the border set forth in Section 10.1.1 above. 10.2. After Delivery of a Railcar to Buyer as provided in Section 10.1, at Buyer’s written request, Seller will ship such finished Railcar to Buyer or Buyer’s customer at the place designated by Buyer to Seller and any resulting freight charges shall be for Buyer’s account. Such freight charges may appear as a line item on Seller’s invoice for the Railcars if Seller pays such freight charges for Buyer’s account. 10.3. [*****]8. 10.4. Force Majeure Events. 10.4.1. Seller shall not be liable for any delay or failure to perform in whole or in part caused by “Force Majeure Events” which adversely impact the performance of Seller’s obligations regardless of when occurring, including, but not limited to, restrictions or Regulations imposed by the federal or any state government or any subdivision or agency thereof or by acts of God; acts of Buyer, its officers, directors, employees, agents or contractors, including, but not limited to, Buyer’s failure to provide in a timely manner any parts, Components, equipment or labor, including plans, drawings or engineers, which it has agreed to supply; war, preparation for war or the acts or interventions of naval or military executives or other agencies of government; acts of terrorists; blockade, sabotage, vandalism, malicious mischief, bomb scares, insurrection or threats thereof; rain that requires a shutdown of a substantial portion of Seller’s facility where the Railcars are being manufactured and/or the painting/coating area of such facility prior to 12:00 noon (local time) on a regularly scheduled work day; landslides, 8 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

12 CH\2041570.2 hurricanes, earthquakes or other natural calamity; delays of subcontractors or of carriers by land, sea or air; delays due to changes in drawings or Specification; collisions or fires, floods, strikes, work stoppages, shortage of labor, lockouts or other industrial disturbances, accidents, casualties, shortages or late delivery of supplies (including, without limitation, fuel supplies) or raw materials (including, without limitation, steel) from usual sources at customary pricing, or other causes beyond Seller’s reasonable control. 10.4.2. In the event of any Force Majeure Event, the Parties agree the date of Delivery or performance shall be extended for a period equal to the time lost by reason of the delay; provided, however, that if the period of delay exceeds one hundred eighty (180) days from the original Committed Delivery Date, Buyer may cancel the Delivery of such Railcar subject to the delay due to the Force Majeure Event. Any cancelled Railcar shall be treated as having been validly ordered for the purposes of Buyer’s obligations hereunder with respect to the Base Order Quantity required under Section 2 and the applicable Monthly Order Quantity required under Section 9.1. If delivery of any items necessary for the Delivery of such Railcars is delayed by Buyer for more than thirty (30) days, Seller may adjust the Invoice Price payable hereunder to reflect the direct damages attributable to such delay (e.g., increases in cost of supplies, shipping and the like), but not to include indirect or consequential damages. Nothing hereunder shall require Seller to arrange for shipment and acceptance of any required materials in advance of Seller’s actual needs. In the event that the occurrence of a Force Majeure Event affects a Party’s performance of its obligations hereunder for more than 240 consecutive days, the other Party may terminate this Agreement thereafter upon 30 days advance written notice. 11. QUALITY OF RAILCARS. 11.1. Inspection and Acceptance. In the case of Railcars, Seller shall give Buyer reasonable access to Seller’s manufacturing facilities to inspect the Railcars during construction. Such inspections shall be so conducted as to not interfere unreasonably with Seller’s operations. Acceptance or rejection of a Railcar shall be made by Buyer before shipment of the Railcars manufactured in Mexico and before Delivery of Railcars manufactured in the United States. In the event Buyer chooses to inspect the Railcars, upon completion of such inspection, Buyer shall execute a certificate of acceptance covering all Railcars found to be completed in accordance with the Specification and shall deliver the executed certificates of acceptance to Seller (each, a “Certificate of Acceptance”). Each Certificate of Acceptance, with respect to Railcars covered thereby, shall indicate that, based upon such inspection, such Railcars conform in workmanship, material and construction, and in all other respects, to the applicable Specification and the requirements and provisions of the applicable Order. If Buyer, upon receiving notice of when the Railcars will be ready for inspection and provided that such

13 CH\2041570.2 Railcars are available for inspection, chooses not to have an inspector present within three (3) business days after the date that the notice states that the Railcars shall be ready for inspection or Buyer’s inspector fails to inspect the Railcars within three (3) business days after the date that the notice states the Railcars will be ready for inspection, Buyer shall be deemed to have accepted the applicable Railcars at the close of business on the day that is three (3) business days after the date that such Railcars were ready for inspection and Seller will execute, on behalf of Buyer, a Certificate of Acceptance dated as of the day that is three (3) business days after the date that such Railcars were ready for inspection. Notwithstanding the foregoing, Seller may ship Railcars at any time upon Buyer’s notification to Seller that it will not inspect Railcars for which Seller has provided notice that Railcars are available for inspection. The execution of a Certificate of Acceptance shall not relieve the Seller of any of its obligations under the Agreement nor shall it constitute a waiver by the Buyer with respect to any defect or deficiency of workmanship, materials, construction or other deviation from the terms and conditions of this Agreement. Once a Certificate of Acceptance with respect to a Railcar has been executed, Buyer shall have no rights of inspection under this Section 11.1, nor any rights of rejection and cancellation under Section 11.2 with respect to such Railcar. 11.2. [*****]9. 11.3. Premises Liability Indemnification. BUYER AGREES TO DEFEND, HOLD HARMLESS AND INDEMNIFY SELLER AND ITS AFFILIATES, SUBSIDIARIES, RELATED ENTITIES, OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS AND EMPLOYEES (COLLECTIVELY REFERRED TO AS THE “SELLER INDEMNITEES”), FROM AND AGAINST ANY AND ALL CAUSES OF ACTION, SUITS, DEBTS, CLAIMS, LIABILITIES, LOSSES, BODILY INJURIES OR DEATH, DAMAGE TO REAL OR PERSONAL PROPERTY (INCLUDING THE LOSS OR USE THEREOF), JUDGMENTS, COSTS, INCLUDING, BUT NOT LIMITED TO, ACTUAL, INCIDENTAL AND COVER DAMAGES, ATTORNEYS’ FEES, COURT COSTS AND EXPENSES OF WHATEVER NATURE OR KIND, IN LAW OR IN EQUITY, INCURRED IN THE DEFENSE OF THE SELLER INDEMNITEES OR OTHERWISE, TO THE EXTENT ARISING OUT OF, OR RESULTING FROM ANY ACT, ERROR, OMISSION, NEGLIGENCE OR MISCONDUCT OF BUYER, BUYER’S EMPLOYEES, AGENTS (OTHER THAN ANY AGENT OF BUYER WHO IS EMPLOYED BY SELLER) OR SUBCONTRACTORS, OR ANY EMPLOYEE OF BUYER’S AGENT (OTHER THAN ANY AGENT OF BUYER WHO IS EMPLOYED BY SELLER) OR SUBCONTRACTOR WHILE ON SELLER’S PROPERTY. 9 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

14 CH\2041570.2 12. PAYMENT AND CLOSING. 12.1. Payment of Purchase Price and Closing of Sale. On or before ten (10) business days following Buyer’s receipt of (i) the shipping report for a Railcar, including the lightweight of each Railcar shipped and each Railcar’s assigned number, (ii) a Certificate of Acceptance executed by Buyer’s inspector, or the acceptance of any such Railcar has been deemed pursuant to Section 11.1 hereof, (iii) Seller’s invoice for such Railcar(s) with the Invoice Price broken down to detail the components thereof, if applicable, and substantially in the form attached hereto as Exhibit M hereof, and (iv) Seller’s executed Bill of Sale substantially in the form attached hereto as Exhibit H, Buyer shall pay the Invoice Price for each Railcar manufactured and Delivered by Seller and accepted by Buyer via wire transfer to Seller (pursuant to such wire transfer instructions as Seller shall provide to Buyer in advance of the due date for such amounts). 12.2. Taxes. Buyer is solely responsible for all international, federal, state, or local VAT, GST, sales, use, or other taxes, tariffs, duties, or charges imposed by any governmental authority or agency, foreign or domestic, upon any Railcar purchased and sold hereunder or upon the manufacture, sale, transportation, use, or Delivery thereof (collectively, “Taxes”); provided, however, that Taxes shall not include any Seller property taxes or taxes based on Seller’s income. While it is the intent of the Parties that Seller’s invoice for Railcars will include a line item for Taxes, in the event an amount for applicable Taxes is not included in Seller’s invoice for Buyer’s account, Buyer shall remain solely responsible for the payment of such Taxes. For the avoidance of doubt, no Taxes shall be included in Seller’s Standard Manufacturing Cost for such Railcar. Seller shall provide receipts to Buyer evidencing Seller’s payment of any such Taxes. 12.3. Late Payments. Other than with respect to amounts disputed up to a maximum of $[*****]10 of unpaid disputed amounts, if any payment is not received by a Party on the due date for such payment, and such failure continues for five (5) days after such due date, such Party shall charge the other Party interest on any unpaid balance at the prime rate per annum in effect on such due date at Bank of America, Illinois, plus [*****]11 percent ([*****]%) or the highest rate permitted by law, whichever is lower, from the date such payment was due through and including the date on which actual payment in full is made by such other Party. 10 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. 11 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

15 CH\2041570.2 13. MANUFACTURING WARRANTIES AND DISCLAIMERS; IP INDEMNITY 13.1. Manufacturing Warranties. 13.1.1. Seller warrants solely to Buyer that the assembly, construction and manufacture of the Railcars by Seller, Seller’s employees and Seller’s subcontractors will be in accordance with the Specification and Regulations (as defined in Section 13.1.8) for a period of [*****] after Delivery of the applicable Railcars, and that the material and workmanship of the Railcars furnished by Seller, Seller’s employees and Seller’s subcontractors will be free from defects under normal use and service for the [*****] warranty period. This warranty shall not apply to, and Seller shall not be responsible for, any failure of any Railcar purchased hereunder which has been subjected to misuse, negligence, alteration, accident, misloading, mishandling, improper or deficient maintenance, or physical abuse. Further, this warranty by Seller shall not apply to, and Seller shall not be responsible for, the deterioration of any Railcar purchased hereunder which results from normal wear and tear during the [*****] warranty period. Seller’s only obligation to Buyer under this Section 13.1.1 is limited to promptly repairing or replacing, at Seller’s exclusive option, the material and workmanship of the Railcar that is not in conformity with this warranty. Transportation charges and charges associated with the removal of any commodity shall be prepaid by Buyer. Seller shall determine, in its sole discretion, the place where any defective Railcar will be replaced or repaired. Seller shall not be required to repair or replace any defective Railcar, however, unless Buyer first provides the defective Railcar to Seller for an examination by Seller within sixty (60) days of Buyer’s written notice of a potential defect and Seller’s examination of the part or parts confirms the existence of a warranted defect. [*****]. 13.1.2. With respect to interior and exterior primers, paints, coatings, linings, and/or sealants (the “Coatings”), Seller warrants that it will apply the Coatings selected by Buyer in accordance with the Coating manufacturer’s specifications and recommendations, and, except as set forth in this Section 13.1.2, Seller makes no other warranty, express or implied, with respect to the Coatings or the adequacy of such Coating manufacturer’s specifications and recommendations. Seller may offer various choices of Coatings at various prices and of various qualities. The Coatings actually applied by Seller shall be chosen by Buyer at Buyer’s sole discretion, subject to Seller’s agreement to apply such Coatings, based on, but not limited to, Seller’s ability to obtain and apply such Coatings. Buyer’s choice of Coatings is made at Buyer’s sole risk and, except as set forth below in this Section 13.1.2, Seller makes no warranty, express or implied, regarding the suitability or effectiveness of any Coatings. With respect to the Coatings, Seller’s sole obligation under this Section 13.1.2 is limited to repair or replacement, at the election of Seller, at Seller’s railcar repair shop or at a shop selected by Seller, of the Coatings installed by Seller in any Railcar that

16 CH\2041570.2 shall, within [*****]12 after Delivery be returned to Seller with transportation charges and charges associated with the removal of any commodity prepaid by Buyer; provided, however, that Buyer provides such Railcar for an examination by Seller within sixty (60) days of written notification by Buyer of a potential defective installation of Coatings and such an examination confirms that the Coatings were defectively installed by Seller. [*****]. 13.1.3. In the event that Buyer sells, leases, or otherwise assigns the Railcars, any such transaction shall not otherwise modify or terminate Seller’s warranty. 13.1.4. In no event and under no circumstances shall Seller ever be liable to Buyer for a breach of the warranty set forth herein in any amount greater than Seller’s actual cost of repairing or replacing the defective Railcar that Buyer purchased from Seller. Under no circumstances shall Seller ever have liability to any Third Party who asserts any claim by or through Buyer alleging a breach of the warranty expressly set forth herein, which Seller makes solely and exclusively to Buyer. Any repair or replacement by Seller pursuant to this warranty will not serve to extend the warranty in any way beyond [*****] from the date the Railcar is Delivered to Buyer. 13.1.5. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY THAT ANY PARTS, MATERIAL, EQUIPMENT OR COMPONENTS PURCHASED FROM THIRD PARTY SUPPLIERS OR MANUFACTURERS (HEREINAFTER, EACH A “SUPPLIER OR MANUFACTURER”) AND INSTALLED IN OR ON THE RAILCARS ARE FREE FROM DEFECTS. ANY PARTS, MATERIAL, EQUIPMENT OR COMPONENTS PURCHASED FROM SUPPLIERS OR MANUFACTURERS AND INSTALLED IN OR ON THE RAILCARS WILL BE COVERED UNDER THE WARRANTY GIVEN BY THE SPECIFIC SUPPLIER OR MANUFACTURER AND THE TERMS SET FORTH THEREIN. SELLER AGREES TO COOPERATE WITH BUYER TO ENFORCE ANY SUCH SUPPLIER OR MANUFACTURER WARRANTIES, BUT WILL NOT FILE ANY LAWSUIT OR INSTITUTE OTHER LEGAL PROCEEDING ON BUYER’S BEHALF AND/OR INCUR OTHER LEGAL FEES, COSTS OR EXPENSES. TO THE EXTENT EXPRESSLY PERMITTED BY ANY SUCH SUPPLIER OR MANUFACTURER, SELLER AGREES TO TRANSFER AND ASSIGN TO BUYER, WITHOUT WARRANTY OR ASSUMPTION BY SELLER WITH RESPECT THEREOF, SUCH SUPPLIER’S OR MANUFACTURER’S WARRANTIES COVERING PARTS, MATERIAL, EQUIPMENT OR COMPONENTS FURNISHED BY SUCH SUPPLIER OR MANUFACTURER. AS TO SELLER’S 12 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

17 CH\2041570.2 INSTALLATION OF PARTS, COMPONENTS OR EQUIPMENT MANUFACTURED BY SUPPLIERS OR MANUFACTURERS, IF SUCH SUPPLIER OR MANUFACTURER HAS A REPRESENTATIVE AT THE JOB SITE DURING SUCH INSTALLATION, AND IF THE INSTALLATION IS COMPLETED TO THE SATISFACTION OF SUCH REPRESENTATIVE, IT SHALL BE PRESUMED, SUBJECT TO REBUTTAL BY BUYER, THAT SELLER’S INSTALLATION HAS BEEN COMPLETED BY SELLER IN ACCORDANCE WITH SUCH SUPPLIER’S OR MANUFACTURER’S RECOMMENDATIONS IN A GOOD AND WORKMANLIKE MANNER AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. 13.1.6. SELLER DOES NOT WARRANT ANY COMPONENTS, EQUIPMENT, ENGINEERING, DESIGNS, PLANS OR WORKMANSHIP SPECIFIED OR FURNISHED BY BUYER, BUYER’S SUBCONTRACTORS, EMPLOYEES, ARCHITECTS OR ENGINEERS, OR ANY LABOR PERFORMED BY OTHERS AT THE DIRECTION OR REQUEST OF BUYER OR BUYER’S REPRESENTATIVE(S) AND SELLER SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION THEREWITH. 13.1.7. THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND ARE MADE BY SELLER SOLELY TO BUYER EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES AND REMEDIES: (1) EXPRESS OR IMPLIED; (2) WRITTEN OR ORAL; (3) AT LAW, IN EQUITY OR UNDER CONTRACT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND (4) NOTWITHSTANDING ANY COURSE OF DEALING BETWEEN THE PARTIES OR CUSTOM AND USAGE IN THE TRADE TO THE CONTRARY. OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 13.1.1, SELLER SHALL HAVE NO LIABILITY TO BUYER AND BUYER SHALL NOT MAKE ANY CLAIM AGAINST SELLER OR RECOVER ANY AMOUNT WHATSOEVER FROM SELLER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, COVER, OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RESULT FROM ANY BREACH BY SELLER OF THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. 13.1.8. For purposes of this Agreement, “Regulations” shall mean all industry standards for new railcar equipment, including without limitation, all rules, statutes, regulations, directives and requirements of the United States of America (including without limitation those of the United States Department of Transportation) and the specifications and standards of the Association of American Railroads applicable to new railroad equipment, in each case as may be in effect on the date of construction of the applicable Railcars.

18 CH\2041570.2 13.1.9. With respect to any material and workmanship of a Railcar that is not in conformity with Seller’s warranty under Section 13.1.1, Seller shall (i) develop and implement a corrective action plan, and (ii) deliver to Buyer’s engineering or quality group and be reasonably available to discuss the specifics of such corrective action plan, in each case within thirty (30) days of Seller’s receipt of written notice of a warranty claim from Buyer. 13.2. Intellectual Property Infringement. 13.2.1. Subject to Section 13.2.2 below, Seller shall defend any suit or proceeding brought against Buyer based on a claim that the Railcars, or any product, accessory, part, component, or attachment thereof, furnished by Seller under this Agreement, constitute an infringement of any patent of the United States; provided that Seller is notified promptly, in writing, and is given authority, information and assistance, at Seller’s expense, for the defense of same. 13.2.2. Seller’s obligation under Section 13.2.1 shall not cover or apply to (i) any product, accessory, part, component, or attachment that is not manufactured by Seller (including any Buyer-Supplied Component), except to the extent, and only to the extent, that the manufacturer of any such item provides an indemnity against patent infringement to Seller and (ii) the Railcars, or any part thereof, manufactured or supplied to Buyer's design; and, as to such Railcars, or any part thereof, Seller assumes no liability whatsoever for patent infringement. 13.2.3. Subject to Section 13.2.4 below, Buyer shall defend any suit or proceeding brought against Seller based on a claim that Railcars, or any product, accessory, part, component or attachment (including Buyer-Supplied Components), manufactured or supplied by Seller to Buyer’s designs, constitute an infringement of any patent of the United States; provided that Buyer is notified promptly, in writing, and is given authority, information and assistance, at Buyer’s expense, for the defense of same. 13.2.4. Buyer’s obligation under Section 13.2.3 shall not cover or apply to (i) any product, accessory, part, component, or attachment that is not manufactured by Buyer or (ii) a Buyer-Supplied Component, except to the extent, and only to the extent, that the manufacturer or supplier of any such item provides an indemnity against patent infringement to Buyer. 13.2.5. Seller shall pay all damages and costs awarded against Buyer in an infringement claim covered under Sections 13.2.1 and 13.2.2. In case the Railcars, or any part thereof covered under Section 13.2.1, are involved in such a suit, and are held to constitute infringement, and the use of the Railcars, or any part thereof covered under Section 13.2.1, is enjoined, Seller shall, at its own expense, and at its option, either procure for Buyer

19 CH\2041570.2 the right to continue using said Railcar, replace same with non-infringing equipment, modify said Railcar so that it becomes non-infringing, or refund the Invoice Price of said Railcar. 13.2.6. Buyer shall pay all damages and costs awarded against Seller in an infringement claim covered under Sections 13.2.3 and 13.2.4. In case the Railcars, or any part thereof covered under Section 13.2.3, are involved in such a suit, and are held to constitute infringement, and the use of the Railcars, or any part thereof covered under Section 13.2.3, is enjoined, Buyer shall, at its own expense, and at its option, either procure for itself the right to continue using said Railcar or part thereof, replace same with non-infringing equipment or modify said Railcar or part thereof so that it becomes non-infringing. 13.2.7. This Section 13.2 states the sole and entire liability of Seller and/or Buyer, as applicable, for patent infringement by the Railcars, or any part thereof. In case of any claim for defense and indemnity under this Section 13.2, Seller and/or Buyer, as applicable, shall undertake to conduct any proceedings which Seller or Buyer, as applicable, deems necessary to defend the other Party in respect of such matter. The indemnified Party shall have the right to participate in those proceedings, at its own expense, but control of the defense, the litigation, the negotiation, and any settlement shall remain with the indemnifying Party. This indemnity shall be void if the indemnified Party fails to provide reasonable cooperation in connection with any such defense or shall take any action without the prior written consent of indemnifying Party that unreasonably or materially prejudices the defense of any such matter. In no event shall the indemnifying Party be required to employ more than one firm of attorneys in defense of any one matter, but nothing herein shall prevent the indemnifying Party from doing so, at its option. 14. LIMITATION OF LIABILITY. WITH RESPECT TO ANY BREACH OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY HAVE LIABILITY TO THE OTHER PARTY AND NEITHER PARTY SHALL MAKE ANY CLAIM AGAINST THE OTHER OR RECOVER ANY AMOUNT WHATSOEVER FROM THE OTHER FOR INDIRECT, CONSEQUENTIAL, SPECIAL, AND/OR PUNITIVE DAMAGES. 15. LOCK-UP, RIGHT OF FIRST REFUSAL AND LAST LOOK. 15.1. Lock-Up. Buyer shall not sell a Railcar for a period of at least one hundred eighty (180) days following Delivery, provided, however, the 180-day lock-up period shall not apply to (i) any asset-backed financing transaction for the benefit of Buyer or any of its Affiliates, (ii) any merger, consolidation, business combination, restructuring, reorganization, sale of all or substantially all of the assets of Buyer, or any of its Affiliates or other transaction or series of related

20 CH\2041570.2 transactions in which Buyer’s stockholders do not own or control a majority of the outstanding voting shares of the continuing or surviving entity immediately after such transaction(s), (iii) any sale of a Railcar to one of Buyer’s Affiliates, (iv) any lease of a Railcar by Buyer to one of Buyer’s customers that includes a purchase option exercisable by such customer after such lock-up period, or (v) the sale of such Railcar to a Third Party subject to a lease with another Third Party. 15.2. Right of First Refusal. In the event that, during the period beginning on the 181st day following the Delivery of a Railcar purchased hereunder and ending on the one (1) year anniversary of such Delivery (the “Option Period”), Buyer desires to sell such Railcar to a Third Party, Buyer shall deliver to Seller a written notice of the proposed sale (a “Sale Notice”) accompanied by a written offer (the “Offer”) to sell such Railcar to Seller, on an “as is”, “where is” basis, for an amount in cash equal to the Invoice Price paid by Buyer to Seller for such Railcar pursuant to this Agreement, provided, however, no Sale Notice be required to be delivered to Seller in connection with, and such right of first refusal shall not apply to, (i) any asset-backed financing transaction for the benefit of Buyer or any of its Affiliates, (ii) any merger, consolidation, business combination, restructuring, reorganization, sale of all or substantially all of the assets of Buyer, or any of its Affiliates or other transaction or series of related transactions in which Buyer’s stockholders do not own or control a majority of the outstanding voting shares of the continuing or surviving entity immediately after such transaction(s), (iii) any sale of a Railcar to one of Buyer’s Affiliates, (iv) any lease of a Railcar by Buyer to one of Buyer’s customers that includes a purchase option exercisable by such customer after the lock-up period described in Section 15.1, or (v) the sale of such Railcar to a Third Party subject to a lease with another Third Party. Each Sale Notice shall reasonably identify the Railcar(s) that Buyer desires to sell to a Third Party during the Option Period but shall not include the name of the proposed Third Party purchaser or any of the terms or conditions of the proposed sale. Seller may accept the Offer by delivering written notice (an “Offer Notice”) to Buyer by no later than 5:00 p.m., Chicago time, on the tenth (10th) business day following the date of such Sale Notice. If Seller fails to timely deliver an Offer Notice to Buyer, Seller shall be deemed to have rejected the Offer. If Seller accepts the Offer, Seller shall close on the purchase of such Railcar by no later than 5:00 p.m., Chicago time, on the thirtieth (30th) day (or, if such day is not a business day, the immediately following business day) following the date of such Offer Notice. The purchase price for such Railcar shall be paid in full on the closing date by wire transfer of immediately available funds to an account specified by Buyer at least two (2) days prior to the closing date. In the event Seller does not accept the Offer, Buyer may sell the Railcar that was the subject of such Sale Notice to any Third Party purchaser following Seller’s rejection of the Offer. If, at any time, Buyer includes a Railcar in a “request for proposal” or other multiple-bid auction process during the Option Period, in lieu of making the Offer otherwise required hereby, Buyer shall provide Seller with the opportunity to participate in such

21 CH\2041570.2 process and submit a bid to purchase such Railcar, in each case subject to the terms and conditions of such process that are no less favorable to Seller in the aggregate than the terms and conditions applicable to other participants in such process. 15.3. [*****]13. 16. REPRESENTATIONS AND OTHER WARRANTIES OF SELLER. Seller hereby represents and warrants to and in favor of Buyer that: 16.1. at the time Seller Delivers each Railcar hereunder, Seller shall hold and convey to Buyer good and marketable title to such Railcar free and clear of all indentures, deeds of trust, mortgages, security interests, liens, claims, demands, encumbrances, privileges, pledges, residual interests, re-marketing rights, purchase options and other charges of every nature and kind whatsoever, excepting (i) any such encumbrances resulting from the acts or omissions of Buyer (or those acting under the authority of Buyer), and (ii) any rights of Seller to a purchase money security interest applicable to such Railcars; 16.2. Seller is duly formed, validly existing and in good standing in the State of Delaware and has all requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Seller is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of its properties and assets owned, operated or leased or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing does not materially and adversely affect Seller’s ability to perform hereunder; 16.3. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement (i) have been properly authorized by all necessary limited liability company action and (ii) do not require the approval of any holder of units, membership interests, bonds, debentures or other securities issued by Seller or outstanding under any agreement, indenture or other instrument to which Seller is a party or by which Seller or its property may be charged or affected; 16.4. Seller’s execution, delivery and performance of this Agreement and all certificates, documents, instruments and agreements delivered by Seller under or in connection with this Agreement, and Seller’s compliance with the terms, conditions and provisions hereof and thereof do not, and will not, (i) constitute a breach of any existing contractual obligation of Seller, (ii) violate any provision 13 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

22 CH\2041570.2 of the certificate of formation or limited liability company agreement of Seller, (iii) require the approval or the giving of prior notice to any Third Party or government agency, (iv) breach or result in the breach of, constitute a default under any of the provisions of, or result in the creation of any lien, charge, encumbrance or security interest upon any property or assets of Seller, (v) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Seller, or (vi) constitute a violation by Seller of any law, order or regulation applicable to Seller, in each case so as to materially and adversely affect Seller’s ability to perform or Buyer’s enjoyment of its rights hereunder; 16.5. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement, or in connection with the consummation of the transactions contemplated hereunder, constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity; and 16.6. there are no legal or governmental investigations, actions or proceedings pending or, to the knowledge of Seller, threatened in writing against Seller before any court, administrative agency or tribunal which, if determined adversely, would, individually or in the aggregate, materially adversely affect the transactions contemplated by this Agreement or the ability of Seller to perform its obligations hereunder. 17. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to and in favor of Seller that: 17.1. Buyer is duly incorporated, validly existing and in good standing in the State of New York and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties and assets owned, operated or leased or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing does not materially and adversely affect Buyer’s ability to perform hereunder; 17.2. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement (i) have been properly authorized by all necessary corporate action and (ii) do not require the approval of any holder of shares, stocks, bonds, debentures or other securities issued by Buyer or outstanding under any agreement, indenture or other instrument to which Buyer is a party or by which Buyer or its property may be charged or affected;

23 CH\2041570.2 17.3. Buyer’s execution, delivery and performance of this Agreement and all certificates, documents, instruments and agreements delivered by Buyer under or in connection with this Agreement, and Buyer’s compliance with the terms, conditions and provisions hereof and thereof do not, and will not, (i) constitute a breach of any existing contractual obligation of Buyer, (ii) violate any provision of the charter or by-laws of Buyer, (iii) require the approval or the giving of prior notice to any Third Party or government agency, (iv) breach or result in the breach of, constitute a default under any of the provisions of, or result in the creation of any lien, charge, encumbrance or security interest upon any property or assets of Buyer, (v) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer, or (vi) constitute a violation by Buyer of any law, order or regulation applicable to Buyer, in each case so as to materially and adversely affect Buyer’s ability to perform or Seller’s enjoyment of its rights hereunder; 17.4. this Agreement and all certificates, documents, instruments and agreements delivered under or in connection with this Agreement, or in connection with the consummation of the transactions contemplated hereunder, constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity; and 17.5. there are no legal or governmental investigations, actions, or proceedings pending or, to the knowledge of Buyer, threatened in writing against Buyer before any court, administrative agency or tribunal which, if determined adversely, would, individually or in the aggregate, materially adversely affect the transactions contemplated by this Agreement or the ability of Buyer to perform its obligations hereunder. 18. DEFAULT. Subject to Section 10.4 addressing Force Majeure Events, the occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) hereunder by a Party: 18.1. the failure of such Party to perform a material obligation hereunder; provided, that such failure to perform is not cured by such Party within thirty (30) days after receipt of written notice from the other Party specifying such failure to perform; 18.2. the failure by such Party to pay any amount due and payable pursuant to the terms of this Agreement, other than amounts disputed by such Party up to a maximum of $[*****]14 of unpaid disputed amounts; provided that such failure to pay is not 14 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

24 CH\2041570.2 cured by such Party within [*****] after receipt of written notice from the other Party specifying such failure to pay; 18.3. the (i) filing by such Party of a voluntary petition in bankruptcy, (ii) adjudication of such Party as a bankrupt or insolvent, (iii) filing by such Party of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under the federal bankruptcy laws, (iv) consent or acquiescence of such Party to the appointment of a trustee, receiver, conservator, or liquidator of such Party for all, or any substantial portion of such Party’s property or assets, or (v) filing of any involuntary petition in bankruptcy against either Party (provided that any such filing is not withdrawn, vacated, removed, discharged, or stayed within sixty (60) days thereafter); 18.4. the admission in writing by such Party of its inability to pay its debts as they become due; 18.5. the notification in writing to a governmental agency by such Party of its pending insolvency, or suspension or pending suspension of its operations; 18.6. the making by such Party of any general assignment for the benefit of its creditors or the taking of similar actions for the protection or benefit of its creditors; 18.7. in the case of Seller, in the event that, during any rolling [*****]15 period during the Term, [*****] percent ([*****]%) or more of the Railcars have been rejected by Buyer pursuant to Section 11.2; or 18.8. in the case of Seller, in the event that, during any rolling [*****] period during the Term, [*****] percent ([*****]%) or more of the Railcars have not been Delivered within [*****] of their respective Committed Delivery Dates (excluding delayed deliveries resulting from Force Majeure Events and those resulting from quality rejection pursuant to Section 11.2). The Parties agree that either Party’s initiation of the dispute resolution provisions described in Section 21.9 will not be a prerequisite for a Party to give a notice of an Event of Default or act to delay any of the time periods for cure specified above. 19. TERMINATION. In addition to any other rights and remedies available under this Agreement or at law, in equity or otherwise, but subject to Section 14 addressing the limitation of liability, and in addition to the termination rights relating to a Force Majeure Event as set forth in Section 10.4 and the delivery of an Intent to Terminate Notice as set forth in Section 5.4, upon the occurrence of an Event of Default, the non- defaulting Party may terminate this Agreement on a date that is [*****] after the date 15 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

25 CH\2041570.2 appearing in a written notice to the other Party regarding such termination. In the event of Agreement termination under this Section 19, such termination shall not affect any Party’s rights or obligations that accrued prior to the date of such termination, and any Order of Railcars placed prior thereto shall be Delivered by Seller, and Buyer shall accept Delivery of such Railcars that comply with the Specification as provided under Section 11.1, in accordance with the terms of this Agreement regardless of the effective date of the termination; provided that Buyer shall not be required to place any new Orders after the date of the written notice of such termination (regardless of whether Buyer has placed Orders for Railcars equal to the Base Order Quantity, or the Monthly Order Quantity for the Order Month in which such termination occurs). Notwithstanding the foregoing, in the event of a written notice of termination of this Agreement by either Party as a result of the occurrence of an Event of Default described in Section 18.3, the non-defaulting Party shall not have any further obligation to Deliver Railcars (in the case of Seller) or to accept any Railcars (in the case of Buyer), in either case arising under Orders pending as of the date of the Event of Default. 20. SUPPLY OF SPARE PARTS. For a period beginning on the date hereof and ending on the [*****]16 of the date hereof, or, if Seller (or Seller’s successor) discontinues the manufacturing of railcars for Third Parties or discontinues the manufacturing of aftermarket railcar parts and Components before the expiration of such [*****] period (“Discontinued Operations”), up to the date of Discontinued Operations, Seller (or such successor) shall make spare parts, fixtures and assemblies for the Railcars that are proprietary to Seller or Seller’s successors (“Spare Parts”) and shall be made available to Buyer for purchase at Seller’s then market price. In the event the date of Discontinued Operations is before the expiration of such [*****] period, Seller (or Seller’s successor) shall give Buyer as much advance written notice of such Discontinued Operations as possible, but in no event less than [*****] notice. In addition, if Seller learns in writing that any of its Suppliers will cease to make any Spare Parts, Seller shall give Buyer written notice of such Supplier’s decision promptly upon learning of same. 21. MISCELLANEOUS. 21.1. Further Assurances. Following acceptance of and payment for any Railcar hereunder, Seller shall make, do, and execute or cause to be made, done, and executed all such further acts, deeds and assurances as Buyer or Buyer’s counsel may, at any time or from time to time, reasonably require to confirm Buyer’s right, title, and interest in and to such Railcar in accordance with the intent and meaning of this Agreement. 16 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

26 CH\2041570.2 21.2. Records Provided to Buyer; UMLER Reporting. Within thirty (30) days after the transfer by Bill of Sale of any Railcar to Buyer, Seller will furnish Buyer with copies, in electronic form, of documents described on Exhibit I attached hereto (collectively, “Records”). Prior to Delivery of any Railcar hereunder, Seller will file an application with the AAR for a certificate of construction (a “Certificate of Construction”) for each Railcar and shall provide Buyer with such Certificate of Construction in electronic form, in each case as required by 49 CFR 179.5. 21.2.1. Prior to the Delivery of each Railcar, Seller shall report the following information in UMLER: 21.2.1.1. Air brake test date; 21.2.1.2. Reflectorization application date; 21.2.1.3. Comprehensive equipment performance monitoring (CEPM) component identification (CID) numbers as required by applicable Regulations (as of the date of this Agreement, CID numbers must be reported for each wheel set, and effective as of January 1, 2016, CID numbers must be reported for couplers, bolsters and side frames). 21.3. Communication and Correspondence. Seller shall furnish to Buyer, promptly upon Seller’s receipt thereof, copies of any notice or correspondence received by Seller from any Third Party, including any governmental agency, with respect to any Railcar manufactured by Seller for Buyer pursuant to the terms hereof. Seller shall also furnish to Buyer, promptly upon Seller’s receipt thereof, copies of any notice or correspondence received by Seller from any manufacturer or supplier of any part, material, equipment, or component installed in or on any Railcar manufactured by Seller for Buyer pursuant to this Agreement. 21.4. Confidentiality. In the course of performance hereunder, each of Buyer and Seller (with respect to information disclosed by such Party, the “Disclosing Party”) will disclose to the other Party (the “Receiving Party”), whether in written, electronic, or oral form, information regarding the Disclosing Party’s business plans, strategies, and processes that the Disclosing Party reasonably regards as proprietary and confidential (“Confidential Information”). Confidential Information shall include, but not be limited to, (1) delivery schedules, (2) pricing, (3) margins, (4) Specification, (5) Orders, and the identities of, and the requirements and pricing and delivery schedules for Buyer’s customers, and (6) terms of this Agreement redacted by the Parties prior to public disclosure. The Receiving Party agrees to hold the Confidential Information disclosed to it by or on behalf of the Disclosing Party in confidence, to take commercially reasonable precautions to protect such Confidential Information from disclosure and to use the Confidential Information only in connection with the performance of its obligations under this Agreement, in each case for a period of five (5) years from the date of disclosure. Subject to Section 21.4.4 hereof, the

27 CH\2041570.2 Receiving Party shall not disclose any Confidential Information to any of its employees unless such employees need to know such Confidential Information in order for the Receiving Party to perform its obligations or exercise its rights hereunder; provided, however, that the Receiving Party takes commercially reasonable precautions to prevent such employee from (i) disclosing Confidential Information to other employees who do not need to know such Confidential Information in order for the Receiving Party to perform its obligations or exercise its rights hereunder, and (ii) using Confidential Information in such employee’s business decisions that are unrelated to the Receiving Party’s performance of its obligations or exercise of its rights under this Agreement. Notwithstanding the foregoing, but subject to Section 21.4.1, the Receiving Party may disclose Confidential Information to any of its legal, financial or tax planning representatives (“Representatives”) who need to know such Confidential Information in order for the Receiving Party to carry out its obligations or enforce its rights hereunder and who have been informed of, and the Receiving Party shall cause such Representatives to abide by this Section 21.4; provided, that Buyer may also disclose Records that constitute Confidential Information to any Third Party for the sole purpose of permitting, and only to the extent necessary to enable, such Third Party to safely operate, repair, maintain or modify Railcars purchased under this Agreement (the “Permitted Purpose”) so long as prior to such disclosure, such Third Party enters into a confidentiality agreement with Seller on customary terms to be negotiated and agreed upon by such Third Party and Seller, with Seller’s agreement not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Buyer may also disclose Records that constitute Confidential Information to any Third Party via electronic portal solely for the Permitted Purpose, so long as (1) prior to such disclosure, such Third Party enters into a confidentiality agreement with Buyer, which terms shall, in all material respects, be no less restrictive than the terms set forth in this Section 21.4 and (2) Seller is stipulated in such confidentiality agreement to be a third party beneficiary thereof and thereunder. Each Party shall be responsible for any action or failure to act that would constitute a breach or other violation of this Section 21.4 by its Representatives. 21.4.1. From and after the Effective Date, the Margin Schedule may not be disclosed to any of Buyer’s directors, officers, employees or Representatives who are not members of Buyer’s Clean Team. For purposes of this Agreement, “Buyer’s Clean Team” shall mean those officers, directors or employees of Buyer identified by title or Buyer’s Representatives, in each case as reasonably agreed to by the Parties prior to the Effective Date, but at a minimum, Buyer’s Clean Team shall always consist of at least Buyer’s highest ranking legal, finance and compliance officers; provided, that (a) Buyer may remove individuals from Buyer’s Clean Team at any time and from time to time without advance notice to Seller, and (b) in the event Buyer desires to add any individuals to Buyer’s Clean Team subsequent to the date hereof, Buyer shall provide Seller with the name and title of such individuals, and such individuals will only be added to Buyer’s Clean Team

28 CH\2041570.2 with Seller’s written approval. Upon the request of one Party to the other Party, the Parties shall enter into a Confidentiality Agreement substantially in the form of the Parties’ Confidentiality Agreement, dated as of September 12, 2014 (the “Margin Schedule Review Confidentiality Agreement”) in order to facilitate the consideration, evaluation and negotiation of any adjustments to the Margin Schedule as contemplated in Section 5.4 of this Agreement (“Margin Schedule Review”). Notwithstanding the foregoing, provided that the Parties have first entered into the Margin Schedule Review Confidentiality Agreement, the provisions of this Section 21.4.1 related to the Buyer’s Clean Team shall not apply with respect to, and during the pendency of, the Margin Schedule Review. 21.4.2. Seller’s Standard Manufacturing Cost and Seller’s actual cost for Railcars, or any component thereof, shall only be disclosed to Buyer’s Third Party Reviewer as set forth in Exhibit G. 21.4.3. Confidential Information does not include information that: (i) the Receiving Party can demonstrate was in its possession prior to being disclosed by the Disclosing Party hereunder and the source of the information was not under an obligation of confidentiality to the Disclosing Party; (ii) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known to the public; (iii) is rightfully obtained from a Third Party not bound under an obligation of confidentiality to the Disclosing Party; or (iv) is independently developed by the Receiving Party without reference to or use of any Confidential Information. The foregoing restrictions on disclosure of Confidential Information do not apply to any disclosure of Confidential Information with respect to which the Receiving Party is advised by legal counsel that such disclosure is necessary or compelled (a) under the federal securities laws or other applicable law, or by the rules and regulations of the Securities and Exchange Commission (the “SEC”) or of any stock exchange on which the Receiving Party’s stock is listed, or (b) pursuant to the terms of any deposition, interrogatory, formal litigation discovery request, subpoena, civil investigative demand, court order or similar process to which the Receiving Party is subject; provided, that the Receiving Party notifies the Disclosing Party (x) as promptly as reasonably possible following its determination that such disclosure is necessary or compelled under sub-clause (a) above, and (y) as promptly as reasonably possible after service of such legal process and to the extent legally permissible so that the Disclosing Party may seek an appropriate protective order, confidential treatment, or other remedy. In the event the Receiving Party is required or compelled to disclose Confidential Information pursuant to the immediately preceding sentence, the Receiving Party may disclose only that portion of such Confidential Information with respect to which the Receiving Party has been advised by its counsel is required or compelled to be disclosed.

29 CH\2041570.2 21.4.4. Upon the request of the Disclosing Party following the expiration or termination of this Agreement, the Receiving Party will return or destroy all of the Disclosing Party’s Confidential Information, except that the Receiving Party may retain Confidential Information of the Disclosing Party that is (i) necessary in connection with the enforcement of the Receiving Party’s rights under this Agreement, (ii) required to be maintained by the Receiving Party’s internal document retention policies or (iii) contained in an archived computer system backup in accordance with the Receiving Party’s security or disaster recovery procedures; provided that any such retained or archived Confidential Information shall remain subject to the provisions of this Section 21.4 for so long as it is maintained or archived; provided, further, a Receiving Party’s legal or IT employees may access such retained or archived Confidential Information solely to the extent necessary to perform their respective functions described under this Section 21.4.4. 21.4.5. Except as may be required by the federal securities laws or other applicable law, or by the rules and regulations of the SEC or of any stock exchange on which a Party’s stock is listed, no Party will make public the existence or content of this Agreement or the negotiations leading to or pursuant to this Agreement without the prior written consent of the other Party; provided, that no Party will be prohibited from disclosing the general nature of the business relationship established hereby at any time; provided, further, that the Parties agree that Buyer shall be permitted to file a copy of this Agreement with the SEC and in connection therewith shall request confidential treatment for certain portions of this Agreement and certain of the Exhibits attached hereto as agreed by the Parties. 21.5. Broker’s Commission. Each Party agrees to indemnify and hold the other Party harmless from and against any claims for commissions arising out of the acts of such Party and for expenses (including reasonable attorneys’ fees) and costs relating to such claims or otherwise relating to such Party’s retention of any broker, finder or other Person relating to a sale of the Railcars. 21.6. Successors and Permitted Assigns. Neither Party may assign, transfer, sell, or convey this Agreement to a Third Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. In the event of a merger, consolidation or change in Control of a Party whereby this Agreement transfers by operation of law (a “Transaction”) to such Party’s successor in interest (the “Transferee”), then: 21.6.1. In the case of a Transaction involving Seller, the Invoice Price for any Exhibit A Railcar that is charged by Transferee to Buyer shall not increase as a result of the Transaction or be greater than what Seller’s Invoice Price for any such Exhibit A Railcar would have been absent the Transaction and in

30 CH\2041570.2 the ordinary course of Seller’s operation of its business (in either case, an “impermissible increase”). For purposes of determining impermissible increases, upon reasonable request from Buyer, Transferee shall permit Buyer or Buyer’s agent access to Transferee’s relevant books and records as to an Exhibit A Railcar on commercially reasonable and confidential terms and conditions (excluding direct access by Buyer to Transferee’s manufacturing cost information, which access and review shall be handled in a manner similar to that described under Exhibit G hereto but without limitation as to the number of reviews). Buyer may terminate this Agreement with [*****]17 advance written notice in the [*****] 21.6.2. In the case of a Transaction involving Buyer, Seller may terminate this Agreement with sixty (60) days advance written notice in the event (i) a Transaction occurs prior to Buyer’s first acceptance of Railcars hereunder, or (ii) after the Transaction, the Transferee competes with Seller in railcar manufacturing in North America. 21.7. Severability. Any term, condition or provision of this Agreement which is, or is deemed to be, void, prohibited, or unenforceable in any jurisdiction shall be, as to such jurisdiction, severable here from and ineffective to the extent of such avoidance, prohibition, and unenforceability without in any way invalidating the remaining terms, conditions, and provisions hereof. Any such avoidance, prohibition, and unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, condition, or provision in any other jurisdiction. 21.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF DELAWARE AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAW THEREOF. 21.9. Dispute Resolution. Each dispute, claim or controversy arising out of or in any manner related to this Agreement or the breach thereof (a “Dispute”) between the Parties will be resolved or adjudicated in accordance with the provisions described in this Section 21.9. 21.9.1. In the event of a Dispute, either Party may, but is not required to, provide written notice of such Dispute to the other Party (a “Dispute Notice”) and in such event, representatives at the vice president level of each Party shall meet in person to attempt to resolve such Dispute (a “Dispute Negotiation”). Each Dispute Negotiation will take place at a time and 17 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

31 CH\2041570.2 place agreed to by such representatives, within thirty (30) days after the date of the Dispute Notice. At any time after delivery of a Dispute Notice, either Seller or Buyer may, at its discretion, either in addition or as an alternative to such Dispute Negotiation, initiate mediation in Delaware, administered by the American Arbitration Association (the “AAA”) under its commercial mediation procedures then in effect. While Buyer and Seller shall have an obligation to participate in each Dispute Negotiation and any mediation (provided the mediation is scheduled within sixty (60) days after the date of the Dispute Notice and at a time and place reasonably acceptable to Buyer and Seller), nothing herein shall obligate Buyer or Seller to enter into any agreement or reach any conclusion as a result of such Dispute Negotiation or mediation. 21.9.2. In the event that a Dispute Notice is provided and the Parties are unable to reach a mutually satisfactory resolution of the Dispute within ninety (90) days after the date through Dispute Negotiation or mediation of such Dispute Notice, or at any time in the event that no Dispute Notice is provided, either Party may, upon written notice to the other (an “Arbitration Demand”) initiate a binding arbitration, to take place in Delaware, administered by the AAA (the “Arbitration”) under the AAA Commercial Arbitration Rules and Procedures (“AAA Rules”); provided, however, that in the event of a conflict between the AAA Rules and the provisions of this Section 21.9, the provisions of this Section 21.9 shall control. The Arbitration shall be heard and determined by a panel of three (3) arbitrators (each an “Arbitrator”). Within ten (10) business days after the Arbitration Demand, each Party shall select, and provide written notice to the other Party of the identity of, a single Arbitrator who shall be deemed non-neutral and not subject to the provisions of Rule R-17 of the AAA Rules. The third Arbitrator shall be selected in accordance with Rule R-11 of the AAA Rules within twenty (20) business days after the Arbitration Demand; provided, however, that the third Arbitrator must be a licensed attorney, have experience in manufacturing and be listed on the AAA’s Large, Complex Commercial Case Panel (or such other equivalent replacement roster of experienced arbitrators that the AAA designates), unless the matter of dispute arises under or relates to Exhibit G, in which case such third Arbitrator must be an accountant with cost accounting and manufacturing experience. 21.9.3. Any issue concerning the extent to which any Dispute is subject to Arbitration, or concerning the applicability, interpretation, enforceability or validity of these procedures, shall be governed by the United States Federal Arbitration Act and not by any state arbitration law. Except in connection with a Party’s application to a court of competent jurisdiction for interim or conservatory injunctive relief, to preserve a claim, to preserve a position superior to other creditors, to resolve any issue concerning jurisdiction, the existence or validity of the Arbitration

32 CH\2041570.2 provisions of this Section 21.9, or the extent to which any Dispute is subject to Arbitration, or to compel Arbitration in accordance with this Section 21.9, or to enforce judgment on the Arbitrators’ award, all of the foregoing which shall be decided by a court of competent jurisdiction, no Party may institute legal proceedings related to a Dispute. Any legal proceeding permitted by the foregoing will be heard and determined only in a state or federal court sitting in Delaware and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such legal proceeding, irrevocably waive any objection to venue, including the defense of an inconvenient forum, to the maintenance of any such legal proceeding, and irrevocably agree that written notice of such legal proceeding in compliance with the notice provisions of this Agreement constitutes valid and lawful service of process against them without the necessity for service by any other means; provided, that, notwithstanding the foregoing, the Parties have the right to enforce judgment on the arbitrators’ award in any court of competent jurisdiction. 21.9.4. In any Arbitration initiated pursuant to this Section 21.9, the Parties shall be permitted to take the following discovery without seeking leave of the Arbitrators and each Party agrees to cooperate in producing all discovery contemplated by this Section 21.9 or otherwise ordered by the Arbitrators. The scope of discovery in the Arbitration shall be that each Party may obtain discovery regarding any non-privileged matter that is relevant to any Party’s claim or defense. 21.9.5. Each Party may serve requests for production of documents and other tangible things and such requests and the responses thereto shall be in accordance with the provisions of Rule 34 of the FRCP, as if such provisions applied to the Arbitration, and such requests may include requests for electronically stored information, which requests and responses shall be in accordance with the provisions of Rule 34 and Rule 26(b)(2)(b) of the FRCP as if such provisions applied to the Arbitration proceeding. Each Party may serve interrogatories and such interrogatories and the responses thereto shall be in accordance with the provisions of Rule 33 of the FRCP as if such provisions applied to the Arbitration. Each Party may serve requests for admission and such requests and the responses thereto shall be in accordance with the provisions of Rule 36 of the FRCP as if such provisions applied to the Arbitration. Each Party may take up to 10 depositions of the other Party by serving a notice of deposition and the other Party must produce the deponents as requested in accordance with the provisions of Rule 30 of the FRCP, including Rule 30(b)(6), as if such provisions applied to the Arbitration; provided, however, that a Party that seeks to present the testimony of a third-party witness at the Arbitration must produce such witness for deposition prior to the Arbitration and such deposition shall not count towards the foregoing 10 deposition limit; provided, further, that a Party that seeks to

33 CH\2041570.2 present the opinion testimony of an expert witness at the Arbitration must produce a written expert report in accordance with the provisions of Rule 26(a)(2) of the FRCP as if such provisions applied to the Arbitration and produce such expert witness for deposition prior to the Arbitration and such deposition shall not count towards the foregoing 10 deposition limit. 21.9.6. The Parties agree that in the event of Arbitration and before engaging in any discovery, they will execute a Confidentiality Agreement and Agreed Protective Order in the form attached hereto as Exhibit J, which shall govern the exchange of information produced by any party or non-party in the Arbitration. In such event, the Parties agree that they will request that the Arbitrators enter the fully-executed Confidentiality Agreement and Agreed Protective Order and that, in the case of any conflict between its terms and the terms of this Agreement, the Confidentiality Agreement and Agreed Protective Order shall control. The Arbitrators may, upon written request of any Party, limit the amount or scope of written discovery described above only after all Parties have been given the opportunity to oppose such request in writing. In no event, however, may the Arbitrator reduce the number of depositions provided for above. The Arbitrator may compel a Party to comply with discovery or its obligations under the Confidentiality Agreement and Agreed Protective Order, including by awarding attorneys’ fees, assessing monetary sanctions, and limiting a Party’s use of evidence at hearing. Any Party has the right to have any hearing recorded by stenographic and video means with such Party bearing the costs of the stenographer and videographer; provided, however, that any other Party shall have to right to obtain transcripts from the transcriber at such other Party’s own cost; provided, further, however, that the Parties shall share equally the cost of any transcript requested by the Arbitrators. 21.9.7. The Arbitrators have the right to award or include in their award any relief that they deem proper, including money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, monetary sanctions, and attorneys’ fees and costs; provided, that the Arbitrators shall have no power to award punitive damages or damages inconsistent with this Agreement, and the Parties expressly waive their right to obtain such damages in the Arbitration or in any other forum. In no event shall the Arbitrators have any right, power, or authority to change, alter, detract from, or add to the provisions of this Agreement, but they shall have the power only to apply and interpret the provisions of this Agreement. The Arbitrators may not consider any settlement discussions or offers that might have been made by the either Party, whether or not made in connection with a Dispute Negotiation or mediation. All aspects of the Arbitration (including the existence, content and result of the Arbitration) shall be treated as Confidential Information. The Arbitrators’ decision shall be final and binding upon both Parties. Each Party shall be

34 CH\2041570.2 responsible for its own attorneys’ fees and costs, including filing fee and final fee of the AAA, in connection with any such mediation or Arbitration, subject to any award of attorneys’ fees and costs, and the Parties shall share equally the costs of the mediator, the Arbitrators, the AAA (to the extent in excess of filing and final fees), the mediation location, and the Arbitration location. 21.9.8. The Arbitration award shall be a reasoned award, made within the time limits imposed by R-41 of the AAA Rules; provided, however, that the Arbitrators may extend the time limits of R-41 as they deem necessary. After the award is received by the Parties and all time periods provided for in R-46 have expired, one or both of the Parties may present the award to a court of competent jurisdiction for confirmation. The court’s confirmation of the award shall be governed by Section 9 of the Federal Arbitration Act (the “Act”), and the grounds for the court to vacate, modify, or correct the award shall be limited to the grounds articulated in Sections 10 and 11 of the Act. 21.10. Notices. Unless otherwise expressly provided herein, all communications, notices and requests under this Agreement shall be in writing and shall be deemed received either (i) one (1) business day after being deposited, all charges prepaid, with Federal Express or other commercial delivery service that guarantees next business day delivery and provides a written confirmation of delivery, or (ii) on the date of transmission, if sent by facsimile (receipt confirmed) or email. The addresses, facsimile numbers and email addresses for notice, unless changed by notice, are as follows: If to Seller: Trinity Rail Group, LLC 2525 Stemmons Freeway Dallas, TX 75207 Attn: Dale Hill Fax: 214-589-8819 Email: Dale.Hill@trin.net If to Buyer: GATX Corporation 222 West Adams Street Chicago, IL 60661 Attn: VP Fleet Management Fax: (312) 499-7536 Email: vp-fpm@gatx.com For any notice relating to matters under Sections 8, 10.4, 11.3, 13, 14, 15, 16, 17, 18, 19 or 21 of this Agreement, copies of such notice shall also be delivered to the Parties’ respective legal counsel in the manner set forth above. The addresses, facsimile numbers and email addresses for notices, unless changed by notice, are as follows:

35 CH\2041570.2 If to Seller: Trinity Industries, Inc. 2525 Stemmons Freeway Dallas, TX 75207 Attn: Heather Randall Fax: 214-589-8824 Email: Heather.Randall@trin.net If to Buyer: GATX Corporation 222 West Adams Street Chicago, IL 60661 Attn: General Counsel Fax: (312) 621-6648 Email: Deborah.Golden@gatx.com 21.11. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile or .PDF) each of which will be deemed an original but all of such counterparts together shall constitute one and the same instrument. 21.12. Entire Agreement and Amendments. This Agreement, together with each Exhibit attached hereto, and the other documents explicitly referenced herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and, as of the execution hereof, supersedes all prior agreements, understandings, and representations, whether oral or written, related to the subject matter hereof, including that certain Confidentiality Agreement, dated September 12, 2014, by and between Buyer and Seller, each of which are hereby terminated and shall be of no further force and effect following the execution and delivery hereof, provided that any confidential information disclosed under the Confidentiality Agreement dated September 12, 2014 will also be deemed to be Confidential Information under this Agreement. No amendment, modification, supplement, waiver, or release of any of the terms and conditions contained herein shall be made except by mutual agreement to that effect in writing and signed by all Parties. 21.13. Survival. Regardless of the expiration or termination for any reason of this Agreement, the rights and obligations set forth in this Agreement that require or contemplate performance by a Party after such expiration or termination shall remain in full force and effect to the extent required for their full observance and performance, including, but not limited to, Sections 5.1.3, 5.2.4, 5.2.5, 5.4, 7, 11.3, 12, 13, 14, 15.1, 15.2, 16, 17, 19, 20 and 21. 21.14. Expenses. Except as otherwise expressly set forth in this Agreement, each Party will bear all of its own costs and expenses incurred in negotiating and complying with such Party’s obligations arising pursuant to this Agreement.

36 CH\2041570.2 21.15. No Agency Relationship. Nothing contained in this Agreement will create any agency, fiduciary, joint venture, or partnership relationship between the Parties. 21.16. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties. 21.17. Headings. The Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. 21.18. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless the context requires otherwise, singular includes plural and vice versa and any gender includes every gender, and where any word or phrase is given a defined meaning, any other grammatical form of that word or phrase will have a corresponding meaning. The word “including” (and its variants, e.g. “includes”, “include”) will mean “including without limitation” unless otherwise stated. Unless the context requires otherwise, the words “hereof,” “herein,” “hereunder,” “hereby,” or words of similar import refer to this Agreement as a whole and not to any particular Section, subparagraph, clause or other subdivision hereof. The word “or” will be disjunctive but not exclusive. Each reference to a Section herein is to a Section of this Agreement. Each Schedule, Exhibit, and Annex attached hereto is incorporated herein and made a part hereof as if fully set forth herein. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature page to Supply Agreement] CH\2041570.2 IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date. GATX CORPORATION By: Name: Title: TRINITY RAIL GROUP, LLC By: Name: Title:

CH\2041570.2 Exhibit A [*****]18 18 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 Exhibit B [*****]19 19 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 Exhibit C [*****]20 20 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 Exhibit D [*****]21 21 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 Exhibit E Order Form RAILCAR ORDER FORM To: Company: Telephone: Order Date: GATX CPP/BO#: Car Type(s): Quantity: Alternates: New Buyer-Supplied Components: Non-New Buyer-Supplied Components: Price: Terms and Conditions: This Order Form is subject to the terms and conditions of the Supply Agreement dated November 3, 2014. Executed by: GATX Corporation By: Name: ________________________________ Title: _________________________________ Signature: _____________________________

CH\2041570.2 Exhibit F Form of Certificate of Acceptance CERTIFICATE OF ACCEPTANCE GATX PO NUMBER SELLER’S JOB NUMBER RAILCAR DESCRIPTION In accordance with the Supply Agreement (“Agreement”) between GATX Corporation ("Buyer") and Trinity Rail Group, LLC ("Seller"), dated November 3, 2014, the undersigned hereby certifies that on the date of this Certificate the following Railcars were accepted by the Buyer in accordance with the Agreement. The execution of this Certificate of Acceptance shall not relieve the Seller of any of its obligations under the Agreement nor shall it constitute a waiver by the Buyer with respect to any of its rights and remedies under the Agreement. CAR NUMBER LIGHT WEIGHT GALLONS DATE AVAILABLE FOR INSPECTION OR RE- INSPECTION DATE ACCEPTED BO# Accepted Today: Cumulative Accepted by BO#:

CH\2041570.2 Exhibit G Third Party Review 1. General. (a) Pursuant to Section 7 of the Agreement between Buyer and Seller dated November 3, 2014, upon written notice to Seller, Buyer may initiate a Third Party Review with respect to the matters set forth in Section 6 of this Exhibit G. (b) Buyer may initiate a Third Party Review after the first Order Year of this Agreement. Thereafter, Buyer may request [*****]22. 2. Selection of Third Party Reviewer. Within 30 days after Buyer’s notice to undertake a Third Party Review, Buyer will appoint a reputable accounting firm to conduct the Third Party Review, subject to Seller’s consent, such consent not to be unreasonably withheld or delayed (the “Reviewer”), to the extent that such Reviewer does not have ethical conflicts given their then- current or past dealings with either Party. Seller agrees that [*****] is an acceptable Reviewer as of the Effective Date. 3. Confidentiality. The Parties agree that the Seller may require the Reviewer to enter into and be bound by a confidentiality agreement in the form attached hereto as Schedule 1 to this Exhibit G (the “Reviewer Confidentiality Agreement”). Buyer acknowledges that all information the Reviewer receives from Seller will be considered “Evaluation Material” as set forth in the Reviewer Confidentiality Agreement and, except to the extent otherwise provided under this Exhibit G or the Reviewer Confidentiality Agreement, the Reviewer will be prohibited from disclosing any of such Evaluation Material, whether in writing or orally, to Buyer or any other Person (other than to Reviewer’s employees who need to know such information for purposes of the Third Party Review and who the Reviewer shall cause to comply with the provisions of the Reviewer Confidentiality Agreement) or using such Evaluation Material other than for purposes of its Third Party Review. The Parties agree that the Reviewer may disclose such Evaluation Material if (but only to the extent) required by applicable law or regulation, including any subpoena or other similar form of process; provided, that the Reviewer will provide, unless prohibited by law, Seller with prompt notice of any request that they disclose Seller’s Evaluation Material so that Seller may object to the request and/or seek an appropriate protective order. 4. Recordkeeping; Access. (a) During the Term of this Agreement and continuing thereafter for the longer of [*****] or the period necessary to (i) resolve any pending Dispute or (ii) complete any Third Party Review authorized under the Agreement, Seller shall maintain a [*****]. 22 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 (b) Seller will provide the Reviewer with access to the Seller Records and Seller’s personnel, accountants, and any other information that is reasonably necessary to perform a Third Party Review and for the Reviewer to prepare and issue the Report (as defined in Section 7 of this Exhibit G). The Third Party Review will take place at Seller’s place of business in Dallas, Texas and the Reviewer will not be permitted to (i) remove any of the books, records, and information provided by Seller to the Reviewer from Seller’s place of business or (ii) copy such books, records, or information for any purpose. The Reviewer may keep its working papers, reports and copies of information obtained from Seller and/or Buyer in connection with the Third Party Review to comply with applicable law, statute, rule, regulation, or professional standards promulgated by AICPA. Any such information so kept shall be retained in accordance with the terms of the Reviewer Confidentiality Agreement. 5. Conduct of Review. All Third Party Reviews will be performed during Seller’s normal business hours and in a manner so as not to unreasonably interfere with Seller’s operations and personnel. Reviewer and Seller will cooperate with each other as necessary for Reviewer to perform the Third Party Review in an expeditious and efficient manner. Reviewer’s onsite access to Seller’s place of business will be limited to a maximum of [*****]23 per Third Party Review performed hereunder; provided, that Seller promptly responds to Reviewer’s reasonable requests for access and information necessary to perform the Third Party Review. 6. Scope of Third Party Review. (a) In connection with the Third Party Review, the Reviewer shall review Seller’s Records to determine whether there were any discrepancies between (i) the [*****]. (b) In addition to its obligations set forth in Section 4 of this Exhibit G, Seller will, at a minimum, prepare and deliver to the Reviewer, within thirty (30) days of its receipt of notice that Buyer has elected to initiate a Third Party Review, the following information: (i) A “Price Calculation List” for each Order of a Railcar listed on Exhibit A to the Agreement for which Buyer received an invoice. The Price Calculation List shall consist of [*****]. (ii) [*****]. (iii) [*****]. (c) [*****]. 7. Report. (a) The Reviewer shall prepare a written report (the “Report”) [*****]. 23 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 (b) [*****]24 (c) [*****] 8. Settlement Procedures. (a) If the Report discloses any discrepancies (whether related to Seller’s [*****], or otherwise), Buyer may, at its option, request in writing a refund or credit for such discrepancies, which shall include a description of the basis for Buyer’s request founded upon the Report. (b) Seller shall have thirty (30) days from its receipt of Buyer’s request to respond. If Seller does not respond by the end of such thirty (30) day period or if Seller concurs with any or all of the Reviewer’s findings, it shall issue a refund or credit to Buyer within ten (10) business days in the full amount of Buyer’s request, unless Seller disputes a portion of the Reviewer’s findings, in which case it shall issue a refund or credit to Buyer in the amount that is not disputed by Seller. (c) If Seller disputes any or all of the Reviewer’s findings, the Parties shall promptly discuss the Reviewer’s findings under dispute and attempt to reach a settlement. If the Parties reach a settlement on any or all of the disputed findings, Seller shall issue a refund or credit to Buyer within ten (10) business days in the agreed amount. If the Parties cannot reach a settlement on the remaining disputed findings within sixty (60) days from the date of Buyer’s request for a refund or credit, Buyer may pursue such dispute under the dispute resolution provisions set forth in Section 21.9 of the Agreement. 9. Buyer’s Access to the Report. Buyer shall be permitted to retain copies of the Report. Notwithstanding anything to the contrary contained in this Agreement, Buyer may utilize and disclose the Report in connection with any Dispute. 10. Review Cost. Buyer shall be solely responsible for all of its costs related to the Third Party Review and the costs of the Reviewer. 24 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 Schedule 1 to Exhibit G Reviewer Confidentiality Agreement CONFIDENTIALITY AGREEMENT This Confidentiality Agreement (this “Agreement”) is between Trinity Rail Group, LLC, 2525 Stemmons Freeway, Dallas, TX 75207 (“TRail”), and PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017 (“Reviewer”). Reviewer and TRail are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. WHEREAS, Reviewer has been engaged by GATX Corporation (“GATX”) to perform certain “Third Party Review” services (the “Services”) as provided for in that certain Supply Agreement, by and between GATX and TRail, dated November 3, 2014 (the “Supply Agreement”); and WHEREAS, TRail is agreeable to Reviewer’s performance of the Services subject to the terms and conditions of this Agreement; NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Evaluation Material. “Evaluation Material” shall consist of any and all disclosures by TRail to Reviewer with respect to Reviewer’s performance of the Services. Notwithstanding the foregoing, Evaluation Material shall not include any information that: a. is or becomes publicly available other than by a breach of this Agreement by Reviewer; b. is acquired by Reviewer from a third party that is not, to Reviewer’s knowledge, under any confidentiality obligation to TRail regarding such information; c. is developed independently by Reviewer or GATX without reference to the Evaluation Material; or d. is disclosed by TRail to any person or entity free of confidentiality obligations to TRail. e. is known to Reviewer prior to the date of this Agreement. f. is disclosed by Reviewer with the written approval of TRail.

CH\2041570.2 2. Disclosure to GATX. Reviewer agrees not to disclose Evaluation Material to GATX or GATX’s other representatives without TRail’s prior written consent. TRail agrees that: Reviewer may (i) disclose to GATX the report containing the information described in Section 7(a) of Exhibit G to the Supply Agreement (“Exhibit G”) (the “Report”), and (ii) may conduct general discussions with GATX and GATX’s representatives regarding the overall scope or progress in the performance of the Services; provided, that with respect to (ii) above, such disclosures or general discussions do not include any Evaluation Material. Subject to TRail’s execution of a release letter in a form acceptable to Reviewer, Reviewer will provide any draft or final Report to TRail to review prior to Reviewer disclosing such draft or final Report to GATX. If TRail determines that such Report needs to be redacted to avoid disclosure of Evaluation Material in accordance with Section 7 of Exhibit G, Reviewer will redact the Reports in accordance with TRail’s instructions. After any version of the Report has been redacted, TRail will provide its consent for Reviewer to disclose the Report to GATX, which consent shall not be unreasonably withheld or delayed and shall include an acknowledgement that Reviewer has complied with the requirements of this Agreement. 3. Responsibility. Except for Reviewer’s obligations of confidentiality and restricted use expressly set forth herein, Reviewer has no obligation towards TRail in relation to the Services and TRail has no obligation to Reviewer. 4. Confidentiality and Use. Subject to Section 2 of this Agreement, Reviewer agrees to keep confidential the Evaluation Material and shall disclose such information only to its agents and those personnel at Reviewer and its agents who have a need to know such information for performance of the Services, and shall use such Evaluation Material solely for the purpose of performing its Services. Reviewer will be responsible for any breach of this Agreement by its personnel and Reviewer’s agents and any employee of Reviewer’s agents. 5. Disclosure Required by Law. Notwithstanding anything to the contrary in this Agreement, Reviewer may disclose Evaluation Material that Reviewer is advised by legal counsel that such disclosure is required or compelled by law, statute, rule, or regulation, including any subpoena or other legal process, but only to the extent such law, statute, rule, or regulation, subpoena, or other legal process requires disclosure. To the extent reasonably possible, Reviewer will provide TRail with prompt notice of any request that Reviewer has been advised to disclose Evaluation Material (so long as such notice is not prohibited by such law, statute, rule, or regulation, subpoena or other legal process), so that TRail may have the opportunity to object to the request and/or seek an appropriate protective order. If TRail is unable to obtain or does not timely seek a protective order and Reviewer is legally requested or required to disclose such Evaluation Material, disclosure of such Evaluation Material may be made by Reviewer without liability. 6. Return of Information. Reviewer shall, upon TRail’s written request, return to TRail or destroy all Evaluation Material in its possession; provided, however, that Reviewer may keep a set of Evaluation Material in its working papers, reports and copies of information solely and specifically to comply with applicable law, statute, rule, regulation or

CH\2041570.2 professional standards promulgated by the AICPA or other regulatory body with jurisdiction. 7. Remedies. Reviewer recognizes the confidential and proprietary nature of the Evaluation Material and acknowledges that, in the event it is determined by a court that a breach of the confidentiality provisions of this Agreement has occurred or is likely to occur, TRail may suffer irreparable harm. Accordingly, TRail shall be entitled to seek preliminary and permanent injunctive relief in the event of a breach or threatened breach of this Agreement, as well as all other applicable remedies at law or equity, including but not limited to injunction or specific performance. 8. Term. Other than as expressed in Section 6 above, Reviewer’s confidentiality obligations under this Agreement will terminate five (5) years from the last date that the Services are performed. 9. Governing Law. This Agreement shall be governed and construed pursuant to the laws of the State of Delaware, without giving effect to its conflict-of-laws principles. 10. Agreement. This Agreement constitutes the only agreement between TRail and Reviewer regarding the Evaluation Material and its disclosure and use with respect to the Services, and supersedes any and all prior agreements, arrangements, and understandings between the Parties as to such subject matter. 11. Modification. This Agreement may not be modified, altered, or amended except in a writing signed by the Parties. 12. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile or .PDF) each of which will be deemed an original but all of such counterparts together shall constitute one and the same instrument. IN WITNESS WHEREOF, authorized representatives of the Parties have signed this Agreement as of the ___ day of _________________, 201__. TRINITY RAIL GROUP, LLC PRICEWATERHOUSECOOPERS LLP By:____________________________ By:_______________________________ Name:__________________________ Name:_____________________________ Title:___________________________ Title:______________________________

CH\2041570.2 Exhibit H Form of Bill of Sale THIS BILL OF SALE is made and effective this _____ day of ________________, 20___ by TRINITY RAIL GROUP, LLC (“Seller”) to GATX CORPORATION (“Buyer”). WITNESSETH: FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10) and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller bargains, grants, sells, conveys, and transfer to Buyer all of Seller’s right, title and interest in and to those railcars listed on Schedule A attached hereto (the “Cars”), to have and to hold the same, together with appurtenances and privileges thereunto belonging or appertaining, for the benefit of Buyer, its successors and assigns, forever. Seller hereby makes such representations and gives such warranties with respect to the Cars as set forth in the Supply Agreement between Buyer and Seller dated November 3, 2014 (the “Agreement”). EXCEPT AS OTHERWISE PROVIDED IN THE AGREEMENT, THE WARRANTIES IN THE AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE. IN WITNESS WHEREOF, this Bill of Sale has been executed and delivered effective as of the day and year first written above. TRINITY RAIL GROUP, LLC By:__________________________________________ Name:________________________________________ Title:_________________________________________

CH\2041570.2 SCHEDULE A TO BILL OF SALE I. Invoice No. II. Car Type: III. Quantity of Cars: IV. Car Marks: V. Running Numbers:

Exhibit I

Records

DOCUMENT TYPE	FORMAT REQUIRED	Required for New Built Railcar
Certificate of Construction	Adobe PDF	Yes
Car Specification Sheet - to include Builder file number (BO#)	Microsoft Word or Excel or Adobe PDF	Yes
Drawings- including but not limited to: 1. Arrangement 2. Assembly 3. Part 4. Calculation	One drawing per file in (*.dwg or *.dxf drawing files) Adobe PDF files. Electronic drawing files names to include drawing number, sheet and revision.	All upper level arrangement and assembly drawings used to build the Railcar, in electronic format. Seller will provide Buyer with reasonable access to, but not copies of, parts drawings.
Drawing List	HTML, Adobe PDF, Microsoft Excel or Plain Text (*.txt) file with entries that include the drawing number, sheet, revision and drawing title.	yes
Bill of Materials - to include Builder file number	HTML, Microsoft Word or Excel or Adobe PDF file of the entire BOM.	yes
Specialty List of additional vendor components used to build the car. To include lot and model number for: 1. Trucks 2. Couplers 3. Brakes 4. Running Gear	HTML, Adobe PDF, Microsoft Excel or Plain Text (*.txt) file of the entire Specialty list to include vendor name, component name, component model number, component lot number. Any drawings to follow drawing requirements above.	yes
Photograph - To include one full side and A & B end views.	Digital high resolution color photograph or 8x10 color print.	yes
TCID	Adobe PDF	yes
Qualification Acceptance Criteria	Adobe PDF	yes

RECORDS REQUIREMENTS:

1. All data listed herein for new built Railcars is to be in electronic format unless otherwise agreed to by Buyer.
2. All electronic Railcar data outlined in this Exhibit will be compiled onto a data CD with all data placed into a folder that carries the name of Document Type listed above, i.e., Drawings, Photos, etc. A sample CD detailing all folders and

CH\2041570.2

CH\2041570.2 document formats is available upon request from GATX Rail Engineering. This is a sample of the typical CD contents and folder names. 3. The CD will be presented to Buyer as the close-out package for new built Railcars. 4. The foregoing Records requirements and electronic Railcar data is subject to change from time to time in accordance with Buyer’s Fleet Maintenance Instruction (ETSD-15.0) and Seller’s acceptance of those changes.

CH\2041570.2 Exhibit J Confidentiality Agreement __________________, § § § Claimant, § § AMERICAN ARBITRATION ASSOCIATION CASE NO. v. § § _______________ __________________, § § § Respondent. § CONFIDENTIALITY AGREEMENT AND AGREED PROTECTIVE ORDER The parties to this arbitration (the “Parties”), Claimant ______________ (“Claimant” or “Party”) and Respondent _____________________ (“Respondent” or “Party”) enter into this Confidentiality Agreement and Agreed Protective Order (“Agreement”) as follows: 1. The term “Discovery Material” shall mean all information, tangible items, electronic material and documents produced by any Party or non-party in response to discovery in the arbitration proceeding, _______________________, AAA Case No. ________________ (the “Arbitration”). For purposes of this Agreement, “Discovery Material” shall also include any affidavit, motion, memorandum, pleading, image, or other material presented to the arbitration panel that discloses Discovery Material designated “Confidential” and retaining its confidential designation. This Agreement shall govern the handling of all such Discovery Material. 2. The term “Confidential Discovery Material” shall refer to all Discovery Material which has been designated by the producing Party (the “Producing Party”) as “Confidential” because such Discovery Material contains Confidential Information. “Confidential Discovery Material” shall also include Discovery Material designated by the Producing Party as “Confidential – Attorney Eyes Only.” In designating information as “Confidential – Attorney Eyes Only,” the Producing Party will make such a designation only as to that information that it

CH\2041570.2 believes contains highly sensitive business or technical information of the producing or designation Party. The “Confidential – Attorney Eyes Only” category is more fully explained in paragraph 15 below, but is identified here as being part of “Confidential Discovery Material.” For purposes of this Agreement, “Party” shall include each Party’s respective affiliates defined as any person or entity (or sub-unit of any entity) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Party. “Confidential Information” is information in the possession of, prepared by, compiled by, or that is used by a Party and (1) is proprietary to or about, or created by a Party; (2) gives a Party some competitive business advantage, the opportunity of obtaining such advantage, disclosure of which would be detrimental to the interest of the Party or contains business planning information; or (3) is not typically disclosed by a Party, or known by persons who are not employed by a Party or are not independent contractors of a Party. Confidential Information is also information regarding former and current employees, officers, and independent contractors of a Party, including information regarding their employment and/or termination therefrom, performance and compensation. Confidential Information shall also include information pertaining to past, current, and potential transactions engaged in or considered by a Party. Confidential Information shall also include any information pertaining to current, former, and prospective customers of a Party. Confidential Information shall also include any financial statements as to a Party to the extent that such information has not already been publicly disclosed. Confidential Information shall also include any other information that is “Confidential Information” under Section 21.4 of the Supply Agreement dated November 3, 2014 between Claimant and Respondent (the “Supply Agreement”). 3. No Discovery Material designated as “Confidential” or “Confidential – Attorney Eyes Only” hereunder or any copy, image, excerpt, or summary thereof shall be delivered or disclosed to any person except as hereafter provided. The contents of any such Confidential Discovery Material shall not be revealed except to persons authorized hereunder and except as so provided. This Agreement does not apply to information furnished by Parties or non-parties

CH\2041570.2 that (i) the Receiving Party (as defined below) can demonstrate was in its possession prior to being disclosed by the Producing Party hereunder and the source of the information was not under an obligation of confidentiality to the Producing Party; (ii) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known to the public; (iii) is rightfully obtained from a Third Party not bound under an obligation of confidentiality to the Producing Party; or (iv) is independently developed by the Receiving Party without reference to or use of any Confidential Information. 4. All Confidential Discovery Material produced in the Arbitration shall be used only for the prosecution and/or defense of the Arbitration, and any person in possession of Confidential Discovery Material shall maintain those materials in a reasonably secure manner so as to avoid disclosure of their contents and in a manner no less secure than that used to protect its own information of similar sensitivity or importance. 5. Unless otherwise provided herein, the “Confidential” designation set forth in this Agreement must be made at or prior to the time of production of documents by, to the extent possible, stamping the word “Confidential” on the first page of the Discovery Materials to be deemed Confidential. Information provided in electronic format, to the extent possible, should be designated as “Confidential” by correspondence between counsel. Discovery Material produced prior to entry of this Agreement may be designated as “Confidential” by referencing the Bates- label of such information in correspondence between counsel or, if the material contains no Bates-label, by describing the information in correspondence between counsel. Discovery Material in the form of testimony in deposition or otherwise may be designated as “Confidential” by counsel so stating on the record at the time of such testimony or in correspondence between counsel delivered within thirty (30) days after a transcript containing such testimony is delivered to the Parties. All testimony shall be treated as Confidential until the expiration of thirty (30) days after a transcript containing such testimony is delivered to the Parties and thereafter only such testimony designated as Confidential in accordance with the foregoing shall be treated as Confidential.

CH\2041570.2 6. The inadvertent or unintentional production of discovery containing Confidential Information that is not designated as Confidential Discovery Material at the time of the production or disclosure shall not be deemed a waiver in whole or in part of a Party’s claim of confidentiality, either as to the specific discovery produced or as to any other discovery relating thereto or on the same related subject matter. Documents containing Confidential Information inadvertently or unintentionally produced without being designated as Confidential Discovery Material may be retroactively designated by notice in writing of the designated class of each document by Bates number or other adequate description and shall be treated appropriately from the date written notice of the designation is provided to the Receiving Party. To the extent that, prior to such notice, a Party receiving the document or information may have disclosed it to others outside the parameters of this Agreement, the Party shall not be deemed to have violated this Agreement, but the Party shall cooperate with the designating Party’s effort to retrieve any document or information promptly from such person and to limit any further disclosure pursuant to this Agreement. 7. A Party who has received Discovery Material (the “Receiving Party”) that is designated as “Confidential” and who objects to the designation of any Discovery Material as Confidential Discovery Material, shall notify counsel for the Producing Party in writing of its objection. The Producing Party and the objecting Receiving Party shall attempt to resolve all objections by agreement. If any objections cannot be resolved by agreement, the Receiving Party shall have fourteen (14) business days from the time in which the Receiving Party delivers its written objection to apply to the arbitration panel for a determination as to whether the Confidential designation is appropriate. Until an objection has been resolved by agreement of counsel or by order of the arbitration panel, the Discovery Material shall be treated as Confidential Discovery Material subject to this Agreement. In the event that a Receiving Party fails to apply to the arbitration panel for a determination as to whether the Confidential designation is appropriate within fourteen (14) business days of delivery of the written objection, the Discovery Material to which the Receiving Party objected shall be treated as Confidential

CH\2041570.2 Discovery Material. The burden of proof in any proceeding regarding whether the designation of any document as “Confidential” is appropriate is at all times on the Party designating the document as “Confidential.” 8. No Receiving Party shall disclose, summarize, describe, characterize, or otherwise communicate Confidential Discovery Material except as permitted by this Agreement. Confidential Discovery Material shall not be disclosed, summarized, described, characterized, or otherwise communicated in any way to anyone except: a. The arbitration panel, all arbitration personnel (including all court reporters employed in connection with this action) and all mediators; b. Counsel of record in this action, and attorneys, paralegals, and other persons employed or retained by such counsel who are assisting in the conduct of this action; c. Employees of the Parties or their Affiliates; d. Actual and potential witnesses and deponents (and their counsel); e. Experts, consultants and/or litigation support personnel (and employees of such experts or consultants) who are not employees of any Party and who are retained or consulted for the purpose of being retained by any Party in connection with this action; f. Any other person upon order of the arbitration panel or upon all Parties’ written agreement; and g. Any person who was either an original author or recipient of a document containing or constituting the Confidential Discovery Material. All persons to whom Confidential Discovery Material is disclosed pursuant to Paragraphs 8 (c)-(g) above shall, prior to disclosure: (i) be advised that the Discovery Material is being disclosed pursuant to and subject to the terms of this Agreement and may not be disclosed other than pursuant to the terms hereof; and (ii) expressly agree to be bound by the terms of the Agreement. Execution of an Acknowledgement in the form attached hereto as Exhibit J-1 shall evidence such notification and agreement.

CH\2041570.2 9. All pleadings, including appendices that attach Confidential Discovery Material as evidence and are presented to the arbitration panel shall be delivered in sealed envelopes marked with the style and number of this action. 10. Nothing in this Agreement will be construed as limiting the Parties’ right to object to any discovery or to object to the authenticity or admissibility of any evidence. 11. This Agreement will continue to be binding throughout and after the final disposition of this action. Within ninety (90) days after receiving notice of the entry of an award, order, judgment or decree finally disposing of this action, all persons having received Confidential Discovery Material will either return all Confidential Discovery Material and any copies thereof (including summaries and excerpts) to the opposing Party or its attorney or destroy all such Confidential Discovery Material and certify in writing to the opposing Party and its attorney to that fact. With regard to electronic copies of Confidential Discovery Material, there is no obligation to return or destroy copies that are not reasonably accessible because of undue burden or cost. 12. This Agreement shall not be construed to affect in any way the use, presentation, introduction, or admissibility of any document, testimony, or other evidence at a deposition, trial, or hearing in this arbitration; provided that any Party may ask the arbitration panel to hold any proceeding in this action in camera on the grounds that such proceeding will involve or relate to Confidential Discovery Material. 13. Nothing in this Agreement shall operate to require the production of documents, testimony, and other materials and information that are privileged or otherwise protected from discovery. 14. If any Party to this Agreement (a) is subpoenaed in another action, or (b) is served with a demand in another action to which he or it is a Party, or (c) is served with any other legal process by one not a party to this litigation seeking Confidential Discovery Material, the Receiving Party shall give written notice to the Producing Party of such subpoena, demand, or legal process within five (5) business days of receipt, and shall not produce any Discovery

CH\2041570.2 Material, unless Court-ordered, for a period of at least ten (10) business days after providing the required notice to Producing Party. If, within ten business (10) days of receiving such notice, the Producing Party gives notice to the Receiving Party that the Producing Party opposes production of its Confidential Discovery Material, the Receiving Party shall not thereafter produce such Confidential Discovery Material except pursuant to a Court order requiring compliance with the subpoena, demand, or other legal process. The Producing Party shall be solely responsible for asserting any objection to the requested production. Nothing herein shall be construed as requiring the Receiving Party to challenge or appeal any order requiring production of Confidential Discovery Material covered by this Agreement, or to subject himself or itself to any penalties for compliance with any legal process or order, or to seek any relief from the arbitration panel. Nothing herein shall prohibit the Receiving Party from producing Confidential Discovery Material to any law enforcement or governmental agency which is within the scope of such agency’s request and after providing at least five (5) business days’ notice to the Producing Party and after providing the Producing Party a reasonable opportunity to object to such production, provided that the production of any Confidential Discovery Material shall be at the Producing Party’s cost and expense. 15. The Receiving Party may not disclose, summarize, describe, characterize, or otherwise communicate documents or information designated as “Confidential – Attorney Eyes Only” to any persons other than those identified in paragraphs 8(a), 8(b) and 8(e), who are the only persons allowed to review such material. This category of documents is reserved for a very select group of documents and information and may only be used for that group of documents that have not been disclosed to the public and that, if disclosed to the public, may cause irreparable harm or damage to a Party. The procedures for designating documents (paragraph 5), objecting to any designation (paragraph 7), designating deposition testimony as confidential (paragraphs 1 and 5) and filing “Confidential Materials” under seal (paragraph 9), shall apply to documents designated “Confidential – Attorneys Eyes Only.” Likewise, the duties and responsibilities the Parties have to agree to permit retroactive designation (paragraph 6), to

CH\2041570.2 notify the other Party of a subpoena or order (paragraph 14) and to return or destroy documents (paragraph 11) shall apply to documents designated as “Confidential – Attorney Eyes Only.” 16. The rights and obligations of the Parties to this Agreement are in addition to and not in lieu of the rights and obligations of the Parties pursuant to the Supply Agreement, including, without limitation, Section 21.4 thereof, which shall remain in full force and effect in accordance with the terms thereof. The provisions of this Agreement may be modified only upon written agreement of the Parties. AGREED: Claimant ___________________________ ___________________________________ By: ________________________________ Respondent ___________________________ ___________________________________ By: ________________________________

CH\2041570.2 EXHIBIT J-1 ACKNOWLEDGEMENT 1. My name is _______________________________________________________. I live at______________________________________________________________________. 2. I am aware that the Confidentiality Agreement and Agreed Protective Order (the “Agreement and Order”) have been entered in the Arbitration styled: ________________________, AAA Case No. __________________ and a copy of the Agreement and Order have been given to me. 3. I agree and promise that any documents, information, materials, or testimony, which are protected under the Agreement and Order entered in this case and designated as “Confidential Discovery Materials” will be used by me only in connection with the above-captioned matter. 4. I agree and promise that I will not disclose or discuss such protected materials with any person other than those individuals permitted by the Agreement and Order to review such materials. 5. I understand and agree that any use of such confidential documents, information, materials, or testimony obtained by me (or any portions or summaries thereof) in any manner contrary to the provisions of the Agreement and Order may cause damage to one or more of the Parties to the Arbitration and that I may be held responsible in a court of law for causing such damage. __________________________________ Signature Printed Name:______________________ SWORN TO AND SUBSCRIBED BEFORE ME this _________ day of ____________, 20____. __________________________________ NOTARY PUBLIC, STATE OF ________. __________________________________ NOTARY’S PRINTED NAME MY COMMISSION EXPIRES:___________________

CH\2041570.2 Exhibit K – Default Order Instructions (I) Default Scheduled Car Order Instructions In the event that Buyer fails to place one or more Orders for all or any portion of the Scheduled Cars necessary to meet a Monthly Order Quantity by the applicable deadline, Seller shall Order on Buyer’s behalf the number of Railcars necessary to fulfill such Monthly Order Quantity by the applicable deadline. All of such Railcars shall be the following Railcar Type: Railcar Type – [*****]25 Seller Specification No. – [*****] Gross Rail Load – [*****] Typical Commodity – [*****] Car Class – [*****] (II) Default Unscheduled Car Order Instructions In the event that Buyer fails to place one or more Orders for all or any portion of the Unscheduled Cars required to be Ordered during an Order Year by the first day of the last month of such Order Year, Seller shall Order on Buyer’s behalf the number of Railcars necessary to fulfill the Unscheduled Car requirement for such Order Year. All of such Railcars shall be the following Railcar Type: Railcar Type – [*****] Seller Specification No. – [*****] Gross Rail Load – [*****] Typical Commodity – [*****] Car Class – [*****] 25 [*****] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CH\2041570.2 Exhibit L Form of Seller’s Order Confirmation [Date] [Customer] [Address] Description of Railcar Types: Railcar Type – Quantity: Estimated Base Sales Price (per Railcar): $ Estimated Scrap Surcharges (Included in Price): $ Alternates: 1. 2. Total – Alternates: $ Seller’s Order Confirmation Price: $ The Seller’s Order Confirmation Price is subject to adjustment in accordance with the terms and conditions of the Supply Agreement dated November 3, 2014. Delivery: Commencing ______________

Exhibit M
Form of Invoice

TRINITYRAIL

TRINITY RAIL GROUP, LLC

2525 Stemmons Freeway - Box 568887 - Dallas, Texas 75356-8887
214-631-4420 - Fax 214-589-8939

FREIGHT CAR/TANK CAR

Sold To:

Ship To:

Invoice Date:
Invoice No:
Cust No:
Cust PO No:
Our Order No:

Bill of Lading:
Date Shipped:
Shipped Via:

Plant #___________

Salesman: 　 **Terms:**

Shipped	Description	Unit Price	Amount
2	3311 PD CAR, 5660 CF RUNNING #'S: GACX 9413 9414		
2			$0.00

Remarks:

Remit To: Trinity Industries, Inc.
P. O. Box 951716
Dallas, Texas 75395-1716

Wire Transfer To: Wachovia Bank
Atlanta, Georgia
ABA Routing #061-000-227
Trinity Industries, Inc.
Account #2000143245898

** The total amount set out above is payable at the office of Trinity Industries, Inc. at Dallas, Dallas County, Texas. Past due accounts will bear interest. Invoice - DHL

ORIGINAL - CUSTOMER

CH\2041570.2